Filed Pursuant to Rule 433 of the Securities Act of 1933

Free Writing Prospectus dated August 14, 2026

Relating to (i) the Base Prospectus Supplement dated November 4, 2025 as supplemented by Supplement No. 1 thereto dated March 23, 2026 and Supplement No. 2 thereto dated May 6, 2026, (ii) the three Prospectus Supplement

Annexes dated November 4, 2025 relating to offerings of 10.00% Series A Perpetual Strife Preferred Stock, 10.00%

Series A Perpetual Stride Preferred Stock, and class A common stock, and (iii) the three Prospectus Supplement

Annexes dated March 23, 2026 relating to offerings of Variable Rate Series A Perpetual Stretch Preferred Stock (as

supplemented by Supplement No. 1 thereto dated June 23, 2026), 8.00% Series A Perpetual Strike Preferred Stock,

and class A common stock

Registration No. 333-284510

Strategy Inc (the “Company”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement (including a base prospectus), a base prospectus supplement to the base prospectus and supplements thereto, and prospectus supplement annexes and supplements thereto for the offerings to which this communication relates. Before you invest, you should read the base prospectus, base prospectus supplement, supplements to the base prospectus supplement, prospectus supplement annexes and supplements thereto, and other documents incorporated by reference or that the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.strategy.com.

***

STRATEGY $MSTR INVESTOR BRIEFING Amplified Bitcoin Equity and Digital Credit Platform Strategy Class A Common Stock | Nasdaq: MSTR MSTR is the residual equity of the world’s first and largest Bitcoin Treasury Company. It combines net bitcoin exposure with a capital-markets franchise designed to create Digital Credit, accumulate Digital Capital and increase bitcoin per share over time. $97.33 $38.37B $36.68B MARKET PRICE MARKET CAP NET RESERVE Aug. 10 snapshot Basic shares After debt & pref 1.06x 840,447 $4.65B mNAV BTC HOLDINGS USD RESERVE Price / Net BPS 4.00% of supply 2.7 yrs coverage IMPORTANT STRUCTURAL NOTE MSTR is common equity, junior to all debt and preferred stock. It is not a spot bitcoin ETF and shareholders have no direct claim on specific bitcoin. There is no guarantee for MSTR of returns, liquidity, or future performance. Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com. This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy’s SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law. Capital-markets execution can amplify upside, but MSTR also absorbs BTC drawdowns, financing risk, dilution, mNAV compression and corporate liabilities. Dashboard market data supplied by Strategy as of Aug. 10; BTC holdings and USD Reserve as of Aug. 9 in the Aug. 10 Form 8-K. Q2 presentation data are dated July 27 unless noted.

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 01 | EXECUTIVE OVERVIEW Why own MSTR A residual claim on Net Reserves plus the franchise value of Strategy’s capital-markets platform. THE INVESTMENT PROPOSITION CURRENT ECONOMICS • Reserve leadership. 840,447 BTC, approximately 4.00% of total 1,000 Shares bitcoin supply, plus a $4.65B USD Reserve. $97,330 Market cost • Residual Net Reserve exposure. $36.68B of Net Reserve after deducting $6.75B of debt and $15.24B of preferred stock. 1.98289 BTC Gross look-through BTC • Digital Credit engine. Strategy targets annual Digital Credit sales 1.43292 BTC Net look-through BTC equal to 10%-20% of its BTC Reserve when market conditions are $127,460 Gross BTC value at snapshot attractive. 92,110 $ Net BTC value at snapshot • Capital-market scale. $17B raised in under seven months .06x 1 mNAV through July 27, followed by $653.1M of MSTR ATM proceeds during Aug. 3-9. 1.47x Amplification • Liquidity and network. Approximately $1.815B of 30-day 10.77% BTC Hurdle ARR average daily stock trading value and $25.95B of options open 41% BSE return, annualized interest. Illustrative Strategy supplemental metrics. Net BTC and Net BPS deduct specified senior claims net of the USD Reserve and depend on fully diluted share assumptions. Past performance is not indicative of • Operating optionality. Q2 software revenue was $122.4M, up future results. 6.9% YoY; subscription services revenue increased 54% YoY. THE ESSENTIAL TRADE-OFF Residual equity in a reserve and issuance franchise MSTR common equity benefits if Strategy grows Net Reserve per share and creates positive spread above its cost of credit. The same structure amplifies downside: common shareholders are last in priority, bear the full volatility of bitcoin and can be diluted when capital is issued at unattractive terms. HOW TO THINK ABOUT MSTR MSTR is not simply bitcoin held inside a corporation. It combines Net BTC exposure, a dedicated USD liquidity reserve, a Digital Credit issuance franchise, active capital allocation, enterprise analytics software, brand and distribution, and one of the deepest public equity and options ecosystems in digital assets. Source: Strategy Investor Relations; Q2 2026 Financial Results presentation; Strategy dashboard snapshot; Aug. 10 Form 8-K; Strategy Notes. Supplemental metrics are illustrative and subject to the limitations in those sources. For informational purposes only See Important Disclosures 2

For informational purposes only	See Important Disclosures	2

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 02 | COMPANY AND EQUITY PROFILE Company and equity at a glance Strategy combines a bitcoin treasury operation, a Digital Credit capital-markets platform and an enterprise analytics software business. TERM SUMMARY Issuer Strategy Inc Security Class A common stock, $0.001 par value per share Ticker / exchange MSTR / Nasdaq Global Select Market Company type World’s first and largest Bitcoin Treasury Company Reportable segments Bitcoin and Software Primary reserve asset Bitcoin, which Strategy describes as Digital Capital BTC holdings 840,447 BTC as of Aug. 9, 2026 Share of total BTC supply 4.00% on the Aug. 10 dashboard snapshot BTC Reserve $54.023B at $64,279 per BTC USD Reserve $4.650B; Board policy dedicates it to preferred dividends and debt interest Total Reserve $58.673B = BTC Reserve + USD Reserve Debt $6.754B notional Preferred stock $15.239B notional $36.680B = BTC Reserve + USD Reserve—out-of-the-money notional Debt and Net Reserve Pref Market capitalization $38.368B on basic shares Enterprise value $55.710B under Strategy methodology mNAV 1.06x = MSTR price / Net BTC per share in USD Gross BTC per share 198,289 sats / $127.46 Net BTC per share 143,292 sats / $92.11 after specified senior claims Annual interest + preferred dividends $1.736B; USD Duration 2.7 years and BTC Duration 31.1 years Source: Strategy Investor Relations; Q2 2026 Financial Results presentation; Aug. 10 Form 8-K; Strategy dashboard and Notes. Market and supplemental data are dated as stated and may change materially. For informational purposes only See Important Disclosures 5

For informational purposes only	See Important Disclosures	5

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 03 | MARKET PROFILE AND PER-SHARE ECONOMICS A liquid, high-volatility equity with measurable reserve exposure Per-share reserve value responds mechanically to bitcoin, while MSTR market value also reflects credit creation, capital-market access, sentiment and execution. NET RESERVE PER-SHARE SENSITIVITY MARKET SNAPSHOT BTC PRICE NET RESERVE / SHARE $ Price 97.33 $40,000 $40.87 1.06x mNAV $50,000 $61.97 Market capitalization $38.368B $64,279 $92.11 Enterprise value $55.710B $75,000 $114.73 $100,000 $167.49 30D average daily value $1.815B $150,000 $273.01 30D historical volatility 64% 1Y historical volatility 74% Formula: (840,447 BTC x assumed BTC price + $4.65B USD Reserve—$6.754B out-of-the-money notional debt—$15.239B out-of-the-money notional preferred) / ~398.2M fully diluted shares. Actual values can differ materially. Options open interest $25.947B CURRENT PER-SHARE AND RISK METRICS METRIC VALUE FORMULA / BASIS INVESTOR MEANING KEY LIMIT BTC / Assumed Diluted Gross bitcoin exposure per Ignores debt and preferred Gross BPS 198,289 sats Shares Outstanding assumed diluted share claims Bitcoin after specified senior Depends on in/out-of-money Net BPS 143,292 sats Net BTC / FDSO claims treatment Look-through BTC value Not redeemable or Gross BPS ($) $127.46 BPS x BTC price before claims distributable Not traditional NAV or Net BPS ($) $92.11 Net BPS x BTC price Denominator used for mNAV liquidation value Sensitivity of residual reserve Amplifies downside as well as Amplification 1.47x BTC Reserve / Net Reserve to BTC upside Stress, coverage and positive-BTC ARR bands -11.53% / 3.21% / 10.77% Floor / Breakeven / Hurdle Model outputs, not forecasts spread thresholds MSTR is a corporate equity, not a bitcoin tracker Its return can diverge materially from BTC because of financing, preferred and debt costs, share issuance or repurchases, credit spreads, software results, taxes, accounting, governance and changing mNAV. At the current snapshot, MSTR also exhibits substantially higher volatility than spot bitcoin-oriented products may exhibit. Source: Strategy dashboard snapshot supplied by the Company on Aug. 10, 2026; Strategy Notes. The sensitivity table holds BTC count, USD Reserve, debt, preferred stock and fully diluted shares constant and is not a forecast. For informational purposes only See Important Disclosures 6

For informational purposes only	See Important Disclosures	6

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 04 | VALUATION FRAMEWORK Net Reserves plus franchise value A useful starting point separates the residual reserve base from the market-implied value of Digital Credit, software, brand, liquidity, technology and capital-allocation optionality. PREMIUM / (DISCOUNT) TO mNAV FD EQUITY VALUE IMPLIED MSTR PRICE NET RESERVE 0.75x $27.51B $69.08 ($9.17B) 1.00x $36.68B $92.11 $0.00B 1.06x $38.88B $97.64 $2.20B 1.25x $45.85B $115.14 $9.17B 1.50x $55.02B $138.17 $18.34B 2.00x $73.36B $184.22 $36.68B 3.00x $110.04B $276.33 $73.36B Information presented in this table is provided for illustrative purposes only. Actual values may vary materially from these illustrative values. WHAT THE CURRENT PREMIUM REPRESENTS At approximately 1.06x mNAV, the market assigns a modest premium to Net BPS on a fully diluted basis. That premium is not a pure valuation of the Digital Credit business: it also reflects software, brand, liquidity, optionality, other assets and liabilities, tax effects, execution expectations and market sentiment. It can disappear or become negative. Source: Strategy Aug. 10 dashboard snapshot; Strategy Notes; Q2 2026 presentation. The fully diluted value and premium are approximate and use the dashboard Net BPS/FDSO framework, which differs from basic market capitalization. For informational purposes only See Important Disclosures 7

For informational purposes only	See Important Disclosures	7

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 05 | COMPETITIVE POSITION Why scale can matter in a Bitcoin Treasury Company Strategy seeks to convert reserve scale, liquidity, execution and network effects into lower-cost, higher-volume Digital Credit and greater BTC-per-share potential. 1 RESERVE SCALE 2 CAPITAL-MARKET ACCESS Strategy is the first and largest Bitcoin Treasury Company and held Common equity, convertible debt and multiple preferred series provide 840,447 BTC at Aug. 9. Scale supports product breadth and investor differentiated financing channels. Access and pricing can weaken materially confidence, but does not eliminate bitcoin risk. in stressed markets. 3 LIQUIDITY + DISTRIBUTION 4 TECHNOLOGY + OPERATIONS MSTR combines high stock turnover, a large options ecosystem and global More than 35 years of operating history and an enterprise software brand recognition. This can expand the addressable investor base and platform provide execution capabilities, customer relationships and a hedging capacity. distinct source of optionality. Strategic positioning: Strategy seeks to serve as a major financial institution and capital-markets platform for the digital asset economy, supported by its reserve scale, public-market liquidity, execution capabilities, technology and Digital Credit platform. Strategy is not a bank, does not take deposits and carries no government guarantee. Source: Strategy Q2 2026 Financial Results presentation and Aug. 10 dashboard snapshot. Capital-raised data are through July 27; current reserve and market metrics are dated Aug. 10. Strategic positioning is aspirational and not a forecast. For informational purposes only See Important Disclosures 8

For informational purposes only	See Important Disclosures	8

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 06 | DIGITAL CREDIT ENGINE How Digital Credit can create common-equity value Credit capital can increase bitcoin exposure per share when it is issued at attractive terms, deployed productively and earns a long-term BTC return above its effective cost. $5.4B-$10.8B 10.77% TARGET ANNUAL DIGITAL CREDIT SALES BTC HURDLE ARR 10%-20% of the current $54.0B BTC Reserve, subject to market conditions Strategy’s current effective cost of credit; above this level, Net BTC per and Strategy discretion. share captures positive spread on a go-forward basis. ILLUSTRATIVE ANNUAL ECONOMIC SPREAD PER $1B OF CREDIT BTC ARR 0% 5% 10% 10.77% 15% 20% 30% UNIT SPREAD ($108M) ($58M) ($8M) $0M +$42M +$92M +$192M per $1B / yr The simple sensitivity below subtracts the current 10.77% BTC Hurdle ARR from an assumed constant BTC ARR. It is a first-order illustration, not a projection of accounting earnings, cash flow or security returns. HOW THE DIGITAL CREDIT FLYWHEEL WORKS STEP MECHANISM POTENTIAL COMMON-EQUITY EFFECT Raises long-duration capital without Sell preferred or other fixed-income immediate common-share dilution, but 1. Issue Digital Credit instruments when demand and pricing are creates senior claims and ongoing dividends attractive. or interest. Use proceeds for BTC, USD Reserve, Can increase BTC Reserve, strengthen 2. Deploy capital refinancing or other accretive capital liquidity or reduce more expensive claims. actions. BTC appreciation above the effective cost of Net BTC per share can appreciate faster 3. Earn the spread credit accrues to the residual common than BTC; below the hurdle, common equity equity. may underperform. Scale, liquidity and credit performance may A stronger franchise can expand the future 4. Improve the franchise support lower costs and greater issuance volume and present value of credit creation. capacity. Active management can improve per-share Issue, repurchase or monetize assets as 5. Recycle capital economics, but poor timing can destroy relative value changes. value. Illustrative franchise economics At a 20% BTC ARR, the first-order spread is about $92M per $1B of Digital Credit. Applied to the 10%-20% annual sales target, that is roughly $0.5B-$1.0B per year. This is not GAAP revenue or guidance and ignores issuance price, timing, compounding, fees, taxes, hedging, dilution, changing BTC holdings and changing credit costs. Source: Strategy Q2 2026 presentation and Strategy Notes. Strategy targets Digital Credit sales equal to 10%-20% of BTC Reserve annually and defines BTC Hurdle ARR as its current effective cost of credit. All calculations below are illustrative. For informational purposes only See Important Disclosures 9

For informational purposes only	See Important Disclosures	9

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 07 | ACTIVE CAPITAL MANAGEMENT From one-way issuance to dynamic capital allocation Strategy can move among issuance, repurchases, BTC acquisition and limited BTC monetization as relative value, liquidity and market conditions change. ISSUE WHEN ATTRACTIVE REPURCHASE WHEN ACCRETIVE MONETIZE SELECTIVELY Sell MSTR or Digital Credit when the expected BTC- Buy preferred or common securities when Sell limited BTC for the USD Reserve, obligations or per-share, liquidity or refinancing benefit exceeds discounts make the reduction in senior claims or authorized buybacks when management judges it the cost of capital and dilution. share count more valuable than the cash or BTC superior to issuing capital. deployed. CAPITAL-ALLOCATION TOOLS AND COMMON-EQUITY IMPACT ACTION DECISION TEST POTENTIAL MSTR EFFECT Can raise USD or BTC efficiently above Net mNAV, BTC Yield, liquidity needs and MSTR issuance BPS; can dilute Net BPS if issued at alternative funding cost. unattractive terms. Adds senior claims but may create positive Effective yield, BTC Credit, demand, Digital Credit issuance long-term spread and avoid immediate duration and balance-sheet capacity. common dilution. Discount to stated amount, dividend Can retire claims below notional and Digital Credit repurchase savings and credit-metric improvement. strengthen common residual value. Can increase ownership and Net Reserve Discount to intrinsic value / Net BPS, MSTR repurchase per remaining share; consumes liquidity or liquidity and alternative uses. BTC. Supports liquidity or accretive buybacks, Compare BTC sale cost with equity or credit BTC monetization but reduces BTC Reserve and potential issuance and near-term obligations. upside. Capital allocation is path-dependent The same transaction can be accretive or dilutive depending on mNAV, BTC price, security pricing, timing and use of proceeds. Repurchases can improve per-share value but reduce liquidity; issuance can strengthen reserves but dilute holders; BTC sales can fund obligations but reduce future upside. Source: Strategy Q2 2026 presentation; June 29 Digital Credit Capital Framework; Aug. 10 Form 8-K. All programs are discretionary, subject to market and legal conditions, and may be modified, suspended or terminated. For informational purposes only See Important Disclosures 10

For informational purposes only	See Important Disclosures	10

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 08 | DIGITAL CREDIT CAPITAL FRAMEWORK A liquidity and capital-allocation framework for the whole enterprise The June 29 framework is designed to strengthen Digital Credit, preserve long-term Bitcoin exposure and support shareholder value through dedicated liquidity and discretionary repurchase tools. 12-MONTH MINIMUM $1.0B MSTR BUYBACK $1.25B RESERVE CAPACITY The USD Reserve may be used only for preferred A separate common-stock repurchase authorization BTC monetization authority can build the USD dividends and debt interest; another use or a provides a tool when management views MSTR Reserve, while additional authority can fund reduction below the minimum requires Board repurchases as attractive and accretive. obligations and eligible security repurchases. authorization. FIVE COMPONENTS OF THE JUNE 29 FRAMEWORK FRAMEWORK COMPONENT WHAT STRATEGY ADOPTED COMMON-EQUITY SIGNIFICANCE / LIMIT Reduces near-term refinancing pressure and supports Dedicated liquidity for preferred dividends and debt USD Reserve policy Digital Credit quality; it is not pledged collateral and was interest, with a 12-month minimum. funded partly through MSTR issuance. A healthier flagship credit instrument may expand 12% current rate and a multi-factor monthly review STRC dividend policy issuance capacity; higher dividends raise the common-aimed at sustained $99-$100 trading over time. equity hurdle. Buying below stated amount can retire claims and $1.0B authorization across STRF, STRC, STRK and Digital Credit repurchases dividends at a discount; USD Reserve funds cannot be STRD; STRC is initial priority. used. Creates optionality when shares trade below $1.0B authorization with no fixed expiration or MSTR repurchases management’s assessment of value; no MSTR purchases minimum purchase obligation. had been made as of Aug. 10. Up to $1.25B for the USD Reserve plus authority for Limits forced equity issuance, but any BTC sale reduces BTC Monetization Program obligations and approved repurchases. reserve assets and potential future appreciation. Current implementation as of August 10, 2026 The USD Reserve increased from $2.55B at framework launch to $4.65B, equal to about 2.7 years of current preferred-dividend and debt-interest obligations. During Aug. 3-9, Strategy sold 6,585,682 MSTR shares for $653.1M net, allocated $650.0M to the USD Reserve, sold 1,690 BTC for $108.6M and used the proceeds to repurchase 1,152,020 STRC shares. $785.2M of the Digital Credit authorization and the full $1.0B MSTR authorization remained. Source: Strategy June 29 Digital Credit Capital Framework press release and Form 8-K; Aug. 10 Form 8-K. These are corporate policies and authorizations, not contractual MSTR protections, and they may change or end. For informational purposes only See Important Disclosures 11

For informational purposes only	See Important Disclosures	11

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 09 | BALANCE SHEET AND EQUITY METRICS A large reserve base with explicit senior claims Common shareholders own the residual economics after debt and preferred claims, supported by a dedicated USD Reserve and measured through Strategy’s supplemental per-share framework. SIMPLIFIED RESERVE BRIDGE CURRENT ISSUER RESOURCES BTC RESERVE $54.023B 840,447 BTC $58.673B 840,447 BTC BITCOIN HOLDINGS TOTAL RESERVE As of Aug. 9 BTC + USD USD RESERVE $1.736B 33.8 yrs $4.650B ANNUAL INT + DIV Dedicated liquidity TOTAL DURATION Current run rate Reserve / obligations LESS: DEBT MSTR-scale economics ($6.754B) Out-of-the-money notional • Approximately $38.37B basic market capitalization and $55.71B enterprise value. Approximately • 394.2M basic shares implied by market cap and price; ~398.2M FDSO implied by Net BPS. LESS: PREFERRED ($15.239B) • $1.736B of annual preferred dividends and debt interest. Out-of-the-money notional • $22.037B of MSTR ATM issuance capacity remained after Aug. 3-9 sales. NET RESERVE = $36.680B. This bridge is simplified. Actual common-equity value also reflects other assets, liabilities, taxes, contingencies, operating results and transaction costs. STRATEGY’S ILLUSTRATIVE EQUITY FRAMEWORK 1.47x 10.77% BTC HURDLE ARR 1.06x 3.21% BREAKEVEN | -11.53% FLOOR ARR mNAV AMPLIFICATION Illustrative Strategy metrics. Above the hurdle, Net BTC per share captures positive spread; below the PRICE / NET BPS BTC RESERVE / NET RESERVE floor, restructuring may be required under the model. Metric interpretation mNAV measures the market premium or discount to Net BPS, not traditional NAV. Amplification measures BTC Reserve relative to Net Reserve and magnifies both gains and losses. BTC Floor, Breakeven and Hurdle ARRs are modeled thresholds using the current credit structure, not forecasts or guarantees. Source: Strategy Aug. 10 dashboard snapshot; Aug. 10 Form 8-K; Strategy Notes. Net Reserve, mNAV, Amplification and BTC ARR metrics are supplemental and illustrative; they are not traditional NAV, agency ratings or liquidation analyses. For informational purposes only See Important Disclosures 12

For informational purposes only	See Important Disclosures	12

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 10 | PERFORMANCE, SOFTWARE AND PORTFOLIO ROLE Long-term upside potential with severe interim volatility MSTR has historically delivered amplified long-horizon bitcoin exposure, while the software segment contributes operating capabilities and optionality. Neither offsets the possibility of large price declines. HISTORICAL PERFORMANCE CONTEXT SOFTWARE AND OPERATING OPTIONALITY BSE return, annualized 41% Q2 total revenue. $122.4M, up 6.9% year over year. BTC annualized through July 27 32% Subscription services. $62.9M, up 54% year over year. 2-year windows beating BTC 64% Two segments. Bitcoin treasury operations and enterprise analytics software. 3-year windows beating BTC 87% Technology base. AI-powered analytics, customer relationships and 4-year windows beating BTC 100% more than 35 years of operating history. BPS increased from 56,598 sats in 2020 to 198,289 sats at the current snapshot, Role in valuation. Software may contribute technology, cash flow and approximately 3.50x. Window statistics may overlap and do not predict future performance. strategic optionality, but MSTR value remains dominated by bitcoin and capital structure. PORTFOLIO ROLE MSTR MAY BE RELEVANT TO INVESTORS SEEKING MSTR IS NOT DESIGNED TO PROVIDE • Amplified, residual bitcoin exposure • Spot BTC tracking or redemption • Potential growth in BTC per share • Principal protection or fixed income • Exposure to a Digital Credit franchise • A stable mNAV or low volatility • Deep equity and options liquidity • A direct security interest in bitcoin • Active capital-allocation optionality • Freedom from dilution or refinancing risk • Software and technology optionality • Predictable GAAP earnings or EPS Portfolio sizing matters At the Aug. 10 snapshot, MSTR showed a negative 75% one-year return, 74% one-year historical volatility and 76% implied volatility. Long-term outperformance can coexist with severe price declines, rapid mNAV compression and materially greater volatility than bitcoin. Source: Strategy Q2 2026 Financial Results presentation and Aug. 10 dashboard snapshot. Performance comparisons use data through July 27 unless stated. Past performance is not indicative of future results. For informational purposes only See Important Disclosures 13

For informational purposes only	See Important Disclosures	13

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 11 | RISK FRAMEWORK The principal risks an equity investor should underwrite MSTR is a highly volatile residual claim on bitcoin, financing execution and a complex capital structure. The Digital Credit franchise can create value, but it also creates senior obligations that common equity must service. RISK WHY IT MATTERS The vast majority of economic value is tied to BTC. Large or prolonged declines Bitcoin price and volatility can compress Net Reserve, mNAV, financing capacity and common-equity value. Debt, subsidiary liabilities and preferred stock rank ahead of common equity. Residual subordination Common holders receive value only after senior claims and other obligations. MSTR can trade at or below Net BPS. A falling premium can cause MSTR to mNAV compression underperform BTC even when bitcoin rises. ATM or other equity issuance can dilute voting power and per-share economics. Share issuance and dilution Issuance below appropriate value can reduce Net BPS. The strategy depends on sustained access to equity, preferred and debt markets. Financing and refinancing Market closure or punitive pricing can limit growth and require asset sales. $1.736B of annual interest and preferred dividends must be serviced. Higher Credit and dividend burden rates, larger preferred balances or weak BTC returns raise the common-equity hurdle. BTC sales, security repurchases and issuance timing may prove unfavorable. BTC monetization and capital allocation Management has broad discretion and transactions are path-dependent. Fair-value changes, valuation allowances, financing accounting and taxes can Accounting, EPS and tax volatility produce large, non-cash earnings swings and complicate conventional valuation. Loss, theft, fraud, private-key compromise, custodian failure or operational Custody, cyber and operational risk error could permanently impair the BTC Reserve. Changes in digital-asset, securities, tax, banking, accounting or exchange rules Regulatory and legal risk may affect BTC ownership, financing, liquidity and product issuance. The software business faces competition and transition risk, while enterprise Software execution and concentration value remains concentrated in bitcoin and key-person/capital-markets execution. Net Reserve, mNAV, BTC Rating, BPS and ARR metrics use assumptions and Metric and model limitations exclusions and are not GAAP measures, agency ratings, liquidation values or forecasts. Prior to making an investment decision, investors should review the prospectus; BTC price, mNAV, senior claims, issuance, obligations, liquidity and custody; compare MSTR with direct BTC exposure; and size the position for extreme volatility and dilution. Source: Strategy SEC filings, Q2 presentation, dashboard and Notes. This list is not exhaustive. For informational purposes only See Important Disclosures 14

For informational purposes only	See Important Disclosures	14

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 12 | SOURCES AND DISCLOSURES Primary sources and important information This briefing uses public Strategy and SEC information plus the Strategy dashboard snapshots supplied with the request. PRIMARY SOURCES SOURCE LINK USED FOR Current market, reserve, per-share, volatility and Strategy MSTR Dashboard Open source capital-structure metrics. Company description, segment positioning, filings and Strategy Investor Relations Open source presentations. Capital markets, Digital Credit thesis, valuation Q2 2026 Financial Results Presentation Open source framework, performance and software results. MSTR ATM proceeds, BTC holdings and sale, STRC Aug. 10, 2026 Form 8-K Open source repurchase and USD Reserve. USD Reserve policy, repurchase authorizations and BTC Digital Credit Capital Framework Open source Monetization Program. Filed framework details and contemporaneous capital-June 29, 2026 Form 8-K Open source market activity. Definitions and limitations for mNAV, Net Reserve, BPS, Strategy Notes Open source BTC ARR and related metrics. Business description, audited financial statements and 2025 Form 10-K Open source principal risk factors. Q2 2026 Results Form 8-K Open source Quarterly results release and presentation filing. Enterprise analytics product and operating-business Strategy Software Open source context. Open source Aug. 10 MSTR Equity and MSTR-BTC Strategy Dashboard Screenshots snapshots supplied with this briefing request. IMPORTANT DISCLOSURES • This document is for informational and educational purposes only. It is not an offer to sell, a solicitation of an offer to buy, or a recommendation concerning MSTR or any other security. • MSTR is common equity and is junior to all debt, subsidiary liabilities and preferred stock. It is not a bitcoin ETF, bank deposit, government obligation or collateralized claim on Strategy’s bitcoin. • Net Reserve, Net BTC, Net BPS, BPS, mNAV, Amplification, BTC Rating and BTC ARR metrics are supplemental and illustrative. They are not traditional NAV, liquidation value, solvency tests or rating-agency opinions. • ‘Bitcoin Treasury Company’ and references to Strategy as a major financial institution or capital-markets platform in the digital asset economy are strategic positioning. Strategy is not a regulated bank, does not take deposits and has no government-backed privileges or guarantee. • Targets for Digital Credit sales, BTC-per-share growth, capital raising, repurchases, BTC monetization and other objectives are forward-looking, discretionary and subject to market, legal, tax, accounting and financing conditions. • Historical returns, outperformance windows and BTC-per-share growth do not predict future results. MSTR can experience extreme volatility, large price declines, dilution and material divergence from bitcoin. • The Digital Credit Capital Framework is a Board policy and set of authorizations, not a contractual common-stock protection. It may be modified, suspended or terminated, and no issuance, repurchase or BTC sale is required. • Market data are dated snapshots. Fully diluted share counts, in-the-money treatment, BTC prices, notional claims and exchange rates can change the supplemental calculations materially. For informational purposes only See Important Disclosures 15

For informational purposes only	See Important Disclosures	15

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 13 | GLOSSARY OF DEFINED TERMS Glossary of Defined Terms mNAV is a market-derived ratio, expressed as a multiple, equal to the Net Reserve represents the BTC Reserve; minus the notional amount market price per share of the Company’s class A common stock, as of the Company’s out-of-the-money convertible notes and other debt-reported on the Nasdaq Global Select Market, as of a specified date or like instruments; minus the notional amount of the Company’s time, divided by the Company’s Net Bitcoin Per Share (in USD) as of outstanding perpetual preferred stock (excluding any in-the-money that date or time. Because its numerator is the market price per STRK shares); plus the Company’s USD Reserve. For this purpose, the share of the Company’s common stock, mNAV reflects the market- notional value of any of the Company’s preferred stock that is implied premium or discount at which the Company’s class A denominated in a currency other than U.S. dollars is valued based on common stock trades relative to the per share U.S. dollar value of the prevailing exchange rates as of 12:30 PM New York time on the most Company’s bitcoin after accounting for senior claims (net of the recent Friday. The notional value of the Company’s preferred stock Company’s USD Reserve), including “out-of-the-money” convertible may not be equivalent to its liquidation preference or redemption debt. Although mNAV incorporates the label “NAV,” it is not amount, nor are any accrued and unpaid dividends included in this equivalent to “net asset value” or “NAV” or any similar metric in the calculation. traditional financial context, and it is not a measure of the amount by Amplification is a ratio, as of a specified date or time, equal to the which the Company’s per share enterprise or equity value exceeds its Company’s BTC Reserve divided by its Net Reserve. It expresses the per share net asset value in the traditional financial sense of those extent to which the Company’s total bitcoin holdings exceed the terms. Prior to July 23, 2026, the Company’s use of the term mNAV portion of those holdings after accounting for senior claims (net of referred to a different metric so references to the Company’s mNAV the Company’s USD Reserve), assuming conversion of in-the-money calculated prior to that date are not comparable to the Company’s convertible debt and preferred stock instruments, followed mNAV calculated after that date. immediately by a hypothetical liquidation, where the liquidation Net BTC represents the Company’s bitcoin holdings reduced by the preferences of all of the Company’s preferred stock instruments are aggregate of the following, expressed in bitcoin and based on the assumed to be their notional amount. Because Net Reserve is smaller market price of bitcoin as reported on the Coinbase exchange as of than BTC Reserve to the extent of those senior claims (net of the the applicable measurement time: the notional amount of the Company’s USD Reserve), Amplification is generally greater than one, Company’s out-of-the-money convertible notes and other debt-like and a higher Amplification indicates that more of the Company’s BTC instruments; plus the notional amount of the Company’s outstanding Reserve would need to be liquidated to support repayment of perpetual preferred stock (excluding any in-the-money STRK indebtedness or redemption or repurchase of preferred stock, in shares); less the Company’s USD Reserve. Net BTC ($) represents the each case at notional amounts. An increase in the market price of U.S. dollar value of Net BTC. bitcoin would reduce Amplification, and a decrease in the market Net Bitcoin Per Share (in Sats) and Net Bitcoin Per Share (in price of bitcoin would increase Amplification. Prior to July 23, 2026, USD) represent the ratio, expressed in Satoshis or in U.S. dollars the Company’s use of the term Amplification referred to a different respectively, between Net BTC or Net BTC, as applicable, and Fully metric so references to the Company’s Amplification calculated prior Diluted Shares Outstanding. They are intended to express the to that date are not comparable to the Company’s Amplification Company’s bitcoin holdings after accounting for certain senior claims calculated after that date. (net of the Company’s USD Reserve), including “out-of-the-money” BTC Rating is in the case of (a) any of our indebtedness or perpetual convertible debt, on a per-share basis. preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum of Bitcoin Per Share (in USD) (or BPS ($)) represents the U.S. dollar the notional values of the instruments being rated and all value of the Company’s gross bitcoin holdings (calculated using the instruments that are senior to and, if any liabilities share an equal market price of bitcoin as reported on the Coinbase exchange as of claim to our assets, such instruments with a stated maturity date the applicable measurement time) divided by its Assumed Diluted sooner than or that may become due upon an exercise of a Shares Outstanding. Unlike Net BPS ($), BPS ($) is a gross measure repurchase right at the option of the holder sooner than, the liability that does not account for senior claims. being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, Fully Diluted Shares Outstanding is the Company’s Basic Shares less all Debt, less all Pref, plus the USD Reserves, to (ii) MSTR’s Outstanding plus all additional shares that would result from the Market Cap; and (c) any exchange traded product holding only exercise of all outstanding stock option awards, the settlement of all bitcoin, 1. BTC Rating does not represent a rating from any rating outstanding restricted stock units and performance stock units, the agency and is not equivalent to a “rating” in the traditional financial conversion of all in-the-money convertible notes, and the conversion context. BTC Rating also does not account for potential cross-defaults of any in-the-money STRK shares, in each case as of the dates under our debt obligations that would result in debt obligations with presented. Unlike Assumed Diluted Shares Outstanding, Fully Diluted stated maturities later than the liability being rated becoming due Shares Outstanding reflects the conversion of (other than stock sooner than the liability being rated. This metric is presented for options) only those convertible instruments and preferred stock that illustrative purposes only and should not form the basis for an are in-the-money. investment decision. Assumed Diluted Shares Outstanding is the aggregate of the BTC ARR is an assumed annualized rate of return on bitcoin Company’s Basic Shares Outstanding as of the dates presented, plus expressed as a percentage. This metric is presented for illustrative all additional shares that would result from the assumed conversion purposes only, and no prediction as to the price of bitcoin is being of all outstanding convertible notes and convertible preferred stock, made. exercise of all outstanding stock option awards, and settlement of all BTC Volatility is the assumed standard deviation of annual return of outstanding restricted stock units and performance stock units as of bitcoin expressed as a percentage. This metric is presented for such dates. illustrative purposes only, and no prediction as to the volatility of BTC Reserve represents the total number of bitcoin the Company bitcoin is being made. holds as of a specified date multiplied by the current market price of BTC Price is the current market price of one bitcoin. one bitcoin (or the price of one bitcoin as of the date indicated). It BTC Breakeven ARR represents the ratio of Annual Int + Div to the does not take into account or include the Company’s indebtedness or BTC Reserve. At or above the BTC Breakeven ARR, Strategy can fund the liquidation value of its perpetual preferred stock. As such, it is interest and dividend obligations through BTC capital gains in not equivalent to “net asset value” or “NAV” or any similar metric in perpetuity. the traditional financial context. It is not a measure of either the net BTC Floor ARR represents the lowest constant BTC ARR over the asset value of the Company or the value of the bitcoin held by the weighted average duration of our credit structure that maintains 1.0x Company net of indebtedness, perpetual preferred stock liquidation coverage of our Net Debt and Pref through our BTC Reserve, after preference and other obligations. Moreover, this BTC Reserve metric funding interest expense and preferred dividends over the period. is not comparable to either net asset value or NAV metrics that may Below the BTC Floor ARR, Strategy may need to consider be reported by other companies, including ETFs, ETPs and mutual restructuring its obligations. funds. Investors should rely on the financial statements and other BTC Hurdle ARR represents Strategy’s current effective cost of disclosures contained in the Company’s SEC filings. This metric is credit. If BTC ARR is above this rate, Net BTC Per Share captures a merely a supplement, not a substitute, to the financial statements positive spread and appreciates faster than bitcoin on a go-forward and other disclosures contained in the Company’s SEC filings. It basis. should be used only by sophisticated investors who understand its BSE Annualized Return is the annualized return of an asset limited purpose and many limitations. (including all dividends paid) during the Bitcoin Standard Era (BSE), USD Reserve is a management-designated portion of Strategy’s USD which is the period since August 10, 2020, the date when we adopted liquidity intended to support the payment of dividends on Strategy’s a bitcoin standard. preferred stock and interest on its outstanding indebtedness. Hist Volatility (30D) is the annualized standard deviation of the daily natural log return of an asset measured over the 30 trading days. Hist Volatility (1Y) is the annualized standard deviation of the daily natural log return of an asset measured over the last calendar year. Effective Yield is the annualized yield on an asset based on its fixed dividend rate or its current dividend rate, as applicable, and the current price of such asset. For informational purposes only See Important Disclosures 16

For informational purposes only	See Important Disclosures	16

STRATEGY | MSTR INVESTOR BRIEFING AUGUST 13, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) mNAV, Net BTC and Net BPS limitations Net BPS (in Sats) and Net BPS ($) are intended to take account of senior claims, but they do so on the basis of a number of assumptions and are subject to additional limitations, including that: the Company’s debt-like instruments and preferred stock are deducted at their notional amounts rather than at the amounts that would be payable upon liquidation, redemption, repurchase or maturity; whether a convertible instrument or share of preferred stock is treated as in-the-money or out-of-the-money is determined by reference to market prices as of the measurement date and can change materially as those prices change; preferred stock denominated in currencies other than the U.S. dollar is converted into U.S. dollars at prevailing exchange rates as of 12:30 PM New York time on the most recent Friday; the offsetting and repurchase of the Company’s senior claims is funded first with the Company’s USD Reserve, and then, to the extent necessary, through sales of the Company’s bitcoin, and such sales of bitcoin have no effect on the market price of bitcoin; and these metrics do not reflect transaction costs, market impact, taxes, or other expenses. Different assumptions would produce materially different results, and these metrics may overstate or understate the Company’s bitcoin after accounting for senior claims. Net BTC and Net BPS (in Sats) may be reduced to, or below, zero if the Company’s senior claims (net of its USD Reserve) approach or exceed the value of the Company’s bitcoin holdings. Net BPS (in Sats), Net BPS ($), and BPS ($) are not, and should not be understood as, financial performance, valuation or liquidity measures. Neither Net BPS (in Sats) nor Net BPS ($) represents the Company’s book value per share or stockholders’ equity per share determined in accordance with GAAP, or the amount, if any, that holders of common stock would receive in respect of the Company’s bitcoin in a liquidation. Neither accounts for certain liabilities, such as deferred tax, operating lease, legal contingencies, and similar liabilities, which could be material. The Company’s ability to maintain any given level of mNAV, Net BPS (in Sats), or Net BPS ($) may depend on a variety of factors, including factors outside of its control, such as the trading price of the Company’s class A common stock, the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results. The trading price of the Company’s class A common stock is informed by numerous factors in addition to the Company’s bitcoin holdings and its actual or potential shares of common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the fair market value of the Company’s bitcoin, and none of Net BPS (in Sats), Net BPS ($), or BPS ($) is predictive of the trading price of the Company’s securities. mNAV, Net BTC, Net BPS (in Sats), Net BPS ($), and BPS ($) are merely supplements, not substitutes, to the financial statements and other disclosures contained in the Company’s SEC filings, on which investors should rely. They should be used only by sophisticated investors who understand their limited purpose and many limitations. (c) Amplification limitations Amplification is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company’s SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations. (d) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (e) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (f) Not an ETP or ETF Strategy is not an exchange traded product (“ETP”) or an exchange-traded fund (“ETF”) registered under the Investment Company Act of 1940, as amended, is not subject to the same rules and regulations as an ETP or an ETF, and does not operate as an ETP or ETF. In particular, unlike spot bitcoin ETPs, we (i) do not seek for our shares of Class A common stock to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable spot bitcoin ETPs to continuously align the value of their shares to the price of the underlying bitcoin they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, (iv) are subject to federal income tax at the entity level and the other risk factors applicable to an operating business, such as ours, and (v) are not required to provide daily transparency as to our bitcoin holdings or our daily NAV. (g) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (h) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 17

For informational purposes only	See Important Disclosures	17

STRATEGY $STRC INVESTOR BRIEFING Short Duration High Yield Digital Credit Short duration refers to Macaulay duration, a measure in years of weighted-average cash-flow timing and an indicator of price sensitivity to changes in interest rates. Monthly dividend-rate adjustment is designed to reduce that sensitivity relative to a comparable fixed-rate perpetual; STRC remains perpetual. Variable Rate Series A Perpetual Stretch Preferred Stock | Nasdaq: STRC STRC is Strategy’s variable-rate cumulative perpetual preferred stock. It currently provides an annualized dividend of $12.00 per $100 stated amount, payable semi-monthly in cash when and if declared, with monthly dividend rate evaluations under a broader USD Reserve, repurchase and capital-management framework designed to support trading near $100. $95.01 12.63% $10.254B MARKET PRICE EFFECTIVE YIELD NOTIONAL Aug. 7 close $12 / $95.01 102.54M shares 4.0x $16.2K 112 bps BTC RATING* BTC FLOOR PRICE BTC CREDIT Illustrative 1.0x threshold 10% ARR / 40% vol * BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. IMPORTANT STRUCTURAL NOTE STRC is not collateralized by Strategy’s bitcoin holdings and only has a preferred claim on the residual assets of Strategy. It is preferred equity, junior to creditors, subsidiary liabilities and STRF, and senior to Strategy’s current junior preferred and common equity. There is no guarantee of returns, liquidity, future performance or return of principal. STRC is not a bank deposit, not FDIC insured, and lacks the protections of bank accounts, money market funds (or the 1940 Act), treasuries, or similar instruments. STRC’s variable annualized dividend rate as of August 2026 is 12% based on $100 stated amount; trading price and effective yield may vary; current rate is not indicative of future rate, rate is subject to monthly adjustment and may be significantly lower; cash dividend is not guaranteed. Past performance is not indicative of future results. This is not, and should not be relied on for, financial, tax, legal or other advice; no representations are made regarding the tax consequences of any actions taken based on the information provided. STRC may not be suitable for every person. Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com. This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy’s SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law. Securities market data through Aug. 7; issuer holdings and USD Reserve as of Aug. 9; credit metrics from the Aug. 10 dashboard using $64,975 BTC, 10% BTC ARR and 40% BTC volatility.

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 01 | EXECUTIVE OVERVIEW What STRC is designed to deliver A high-income, cumulative, variable-rate instrument designed to reduce Macaulay duration and interest-rate sensitivity through monthly dividend-rate adjustments, while encouraging trading near $100. Macaulay duration is the weighted average time, in years, to receipt of cash flows and is used as an indicator of sensitivity to changes in interest rates. THE INVESTMENT PROPOSITION CURRENT ECONOMICS • High current cash flow. At the current 12.00% annualized 1,000 Shares dividend rate, each $100 stated amount accrues $12.00 per year, paid in $0.50 semi-monthly installments when declared. $95,010 Market cost • Active par management. Strategy evaluates the dividend rate $100,000 Aggregate stated amount monthly alongside USD Reserve coverage, market conditions, $12,000 Annual regular cash dividend* repurchases, issuance and other capital-allocation tools to support $500 Semi-monthly regular cash dividend* trading near the $100 stated amount. 12.63% Current effective yield • Cumulative protection. Regular dividends accumulate whether or not declared. Each unpaid installment compounds semi-monthly 8.0 yrs Illustrative Macaulay duration at the applicable regular dividend rate. 4.0x Illustrative BTC Rating • Senior preferred position. STRC ranks behind debt, subsidiary ~$16,200 Illustrative STRC BTC Floor Price liabilities and STRF, but ahead of Strategy’s current STRE, STRK, STRD and common equity. 112 bps Illustrative BTC Credit *Cash-flow figures assume the 12.00% rate remains in effect and each dividend is declared and paid in • Exchange liquidity. STRC trades on Nasdaq and averages full. BTC Risk is 8.53%; BTC Floor ARR is -11.1%. BTC Floor Price uses the precise 4.01x coverage calculation, rounded to ~$16.2K. approximately $164 million of daily dollar volume over 30 days. Macaulay Duration is the number of years equal to the quotient obtained by dividing the sum of 1 and the Effective Yield of such stock by the Effective Yield of such stock. • Potential tax deferral. Strategy currently expects declared preferred distributions to be return of capital to the extent of a U.S. holder’s basis, subject to change and individual circumstances. THE ESSENTIAL TRADE-OFF Short-duration design reduces rate sensitivity; it is not a maturity Here, short duration refers to Macaulay duration and reduced price sensitivity to interest-rate changes from monthly dividend-rate adjustment relative to a comparable fixed-rate perpetual. STRC is perpetual and has no general holder put at $100. Its dividend rate may rise or fall, the price-stability program may fail, and Strategy may redeem shares at $101 plus arrears. Investors accept rate-reset, issuer, bitcoin-balance-sheet and market-price risk Iin exchange for high current income, seniority over junior equity and active par management. HOW TO THINK ABOUT STRC STRC is best understood as perpetual variable-rate digital credit: a senior preferred USD cash-flow claim supported by Strategy’s enterprise, capital-markets access, Board-approved USD Reserve, active Digital Credit capital-management framework and bitcoin treasury, without direct ownership of or a security interest in bitcoin. Source: Strategy STRC dashboard and information page; Strategy Credit Dashboard and Notes; Amended and Restated Certificate of Designations; Digital Credit Capital Framework announced June 29, 2026 and STRC buyback policy announced July 27, 2026; market data at the Aug. 7, 2026 close; issuer holdings and USD Reserve as of Aug. 9, 2026. Credit metrics use the Aug. 10 dashboard assumptions of $64,975 BTC, 10% BTC ARR and 40% BTC volatility. For informational purposes only See Important Disclosures 2

For informational purposes only	See Important Disclosures	2

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 02 | SECURITY TERMS Terms at a glance The Amended and Restated Certificate of Designations and prospectus govern. This table is a plain-English summary, not a substitute for those documents. TERM SUMMARY Issuer Strategy Inc. Security Variable Rate Series A Perpetual Stretch Preferred Stock Ticker / exchange STRC / Nasdaq Global Select Market Initial issue date July 29, 2025 Stated amount $100.00 per share Current regular dividend 12.00% per annum; $12.00 per share annually at the current rate Payment frequency Semi-monthly in arrears, normally on the 15th and at month-end Record dates normally the preceding payment date; declared installments are paid on Record / payment cadence the next scheduled date Form of payment Cash, when and if declared by the Board from legally available funds Cumulative? Yes. Dividends accumulate regardless of declaration or current legal availability Each unpaid installment compounds semi-monthly at its applicable regular dividend Arrears compounding rate Strategy may set a different annual rate for each monthly reference period by advance Rate adjustment notice Reduction cannot exceed 25 bps plus specified SOFR decline, fall below one-month Rate-reduction limits SOFR, or occur while prior arrears are unpaid or unfunded Maturity / sinking fund Perpetual; no scheduled maturity or sinking-fund obligation Conversion rights None Junior to debt, subsidiary liabilities and STRF; senior to current STRE, STRK, STRD and Ranking common equity Initially $100; adjusts to the greatest of $100 and specified recent-market-price Liquidation preference measures Fundamental-change put $100 stated amount plus arrears, subject to legally available funds and filed terms $101 or higher plus arrears; a partial call must leave $250M outstanding. Separate Issuer redemption clean-up and tax-event rights apply No general vote or nonpayment director rights. Majority consent for specified adverse Voting / consent rights changes; senior or parity stock may be issued without consent Source: Amended and Restated Certificate of Designations effective June 30, 2026; initial prospectus supplement dated July 24, 2025; Strategy STRC information page. In a conflict, the filed governing documents control. For informational purposes only See Important Disclosures 3

For informational purposes only	See Important Disclosures	3

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 03 | CASH FLOW AND MARKET PROFILE A variable 12% dividend with a market-determined yield The current annual rate is set by Strategy; effective yield moves with both the rate and STRC’s trading price. YIELD SENSITIVITY MARKET SNAPSHOT STRC PRICE EFFECTIVE YIELD 95.01 Price $ $80 15.00% Discount to stated amount 5.0% $90 13.33% Pro forma market capitalization* ~$9.74B $95.01 12.63% 30D avg. daily value $164M $100 12.00% 30D / 1Y volatility 41% / 22% $101 11.88% $110 10.91% 3-month total return -2% 1-year total return +9% Formula: current $12.00 annualized regular dividend / market price. The dividend rate may change; yield excludes price appreciation or depreciation. Simple lifetime total return** ~17.7% DIVIDEND RATE AND PAYMENT RECORD PERIOD ANNUAL RATE PER SHARE CADENCE STATUS Aug. 2025 launch stub 9.00% $0.80 Initial monthly stub Paid Sep.-Dec. 2025 10.00%-10.75% $0.83-$0.90 Monthly Paid Jan.-Feb. 2026 11.00%-11.25% $0.92-$0.94 Monthly Paid Mar.-Jun. 2026 11.50% $0.96 per month Monthly Paid Jul. 15, 2026 11.50% $0.48 First semi-monthly period Paid Jul. 31-Sep. 15, 2026 12.00% $0.50 each Semi-monthly 1 paid / 3 future declared Since initial pricing STRC was initially offered at $90.00. At the Aug. 7, 2026 price of $95.01, plus $10.925 of cash distributions paid through July 31, 2026, Ithe simple lifetime total return is approximately 17.7%. This excludes reinvestment, taxes, fees and transaction costs. Source: Strategy STRC metrics and dividend pages; SEC filings. Market metrics at the Aug. 7, 2026 close. The Aug. 9 notional reflects the subsequent repurchase update. Returns include dividends under Strategy’s methodology; past performance is not indicative of future results. For informational purposes only See Important Disclosures 4

For informational purposes only	See Important Disclosures	4

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 04 | PUBLIC MARKET YIELD STRC’s current yield premium At $95.01, STRC’s current $12 annualized dividend produces a 12.63% effective yield—materially above selected publicly traded credit and income benchmarks. TICKER PUBLICLY TRADED BENCHMARK YIELD STRC PREMIUM HYG High-yield corporate bond ETF 5.79% +684 bps PFF Preferred stock ETF 5.57% +706 bps Investment-grade corporate LQD 5.15% +748 bps bond ETF Agency mortgage-backed MBB 4.39% +824 bps securities ETF IEF 7-10 year U.S. Treasury ETF 4.09% +854 bps SGOV 0-3 month U.S. Treasury ETF 3.66% +897 bps Tax-exempt municipal bond VTEB 3.41% +922 bps ETF WHAT THE PREMIUM COMPENSATES FOR A higher yield is not a free return. STRC concentrates exposure in one perpetual variable-rate preferred security. Its yield premium compensates for Strategy issuer risk, priority behind debt and STRF, bitcoin-sensitive enterprise value, rate-reset and redemption risk, and materially higher volatility than diversified benchmark ETFs. Source: Strategy-supplied market comparison data at the Aug. 7, 2026 close. STRC effective yield equals the current $12 annualized dividend divided by price. The dividend rate may change. ETF yield methodologies differ; municipal yields are not tax-equivalent. This is not a total-return or risk-adjusted comparison. For informational purposes only See Important Disclosures 5

For informational purposes only	See Important Disclosures	5

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 05 | CREDIT COMPARABLES Yield, liquidity and volatility in context The supplied comparison places STRC beside Strategy digital credit and diversified public-market proxies across income, returns, trading activity and volatility. Credit Comparables StrategyB Avg Trading Hist Volatility Hist Volatility 30D Avg Trading Vol Digital Credit Price Effective Yield 3M Return 1Y Return Market Cap ISM) Vol (30D) ISM) (30D) (1Y) Sharpe (30D)/Mkt Cap STRC $95.01 12.63% 12’,) 9% S9,852 S164 41% 22% 4.97 1.7% STRF $96.00 10.42% (2”,) (10’,) S1,233 $11 31% 24% 2.07 0.9% STRK $67.05 11.93% (13’,) (31’,) $940 S6 43% 36% 5.11 0.7% STRD $66.00 15.15% 110’,) (11’,) S926 S9 36% 33% 5.95 0.9% Money Market Proxy ETFs SGOV $100.48 3.66% 1% 4% $100,008 $2,011 1.2% 1.1% -0.60 2.0% High-Yield Bond ETFs HYG $79.61 5.79% 1% 5% S16,646 $2,530 3% 4% 0.46 15.2% JNK $95.81 6.60% 1% 6% $6,925 $265 3% 4% 0.50 3.8% Preferred Stocks PFF $30.64 5.57% (1’,) 4% $13,263 $86 9% 7% 1.10 0.6% PGX $10.72 6.94% (2”,) 1% $3,793 $33 5% 6% -1.52 0.9% Investment-Grade Corporate Bond ETFs VCIT $81.42 5.04% 0% 3% $66,287 $668 4% 4% -2.74 1.0% LQD $106.55 5.15% (1’,) 2% $32,967 $3,173 5% 5% -4.01 9.6% Mortgage-Backed Securities ETFs MBB $93.27 4.39% 0% 4% $39,080 $193 5% 5% -2.67 0.5% VMBS $46.24 4.36% 0% 4% S15,450 $61 4% 4% -2.55 0.4% Municipal Bond ETFs MUB $105.94 3.24% 0% 5% S45,459 $429 3% 3% -3.81 0.9% VTEB S49.81 3.41% 0% 5% S45,314 S350 3% 2.9% -3.62 0.8% HYD $50.48 4.60% 0% 7% $4,455 $46 4% 4% -3.19 1.0% US Treasury ETFs IEF S93.17 4.09% (1’,) 1% $47,274 $534 5% 5% -2 .88 1.1% BIL $91.48 3.58% 1% 4% $46,945 S932 1.2% 1.1% -0.05 2.0% SHV S110.15 3.70% 1% 4% $20,602 $303 1.3% 1.1% 0.04 1.5% 1 INCOME PREMIUM 2 DIGITAL-CREDIT LIQUIDITY STRC yields 12.63%, versus 3.41%-6.94% for the selected non-Strategy STRC shows $164M of 30-day average dollar volume and 1.7% daily ETFs. Even PGX at 6.94% is 569 bps lower. turnover, the strongest liquidity among the Strategy preferreds in the supplied comparison. 3 VOLATILITY 4 RETURNS AND ENTRY PRICE STRC historical volatility is 41% over 30 days and 22% over one year, STRC shows a -2% three-month return and +9% one-year return. Yield, versus roughly 1%-9% for the selected non-Strategy ETFs. Current price changes, dividend resets and entry point all influence realized total income does not insulate market price. return. Yield is a starting point, not the outcome. Trailing total return can differ sharply from current yield because the dividend rate can reset, the issuer may redeem at $101, and market price, distributions, volatility and entry point all matter. STRC’s 12.63% effective yield is not a forecast of annual total return. Source: Strategy-supplied credit comparables, Aug. 7, 2026. Figures are rounded snapshots and may reflect different calculation conventions, time windows, tax treatment, portfolio composition and market microstructure. The chart predates the Aug. 9 STRC repurchases. For informational purposes only See Important Disclosures 6

For informational purposes only	See Important Disclosures	6

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 06 | RATE MANAGEMENT A broader capital policy designed to support STRC near $100 Strategy’s corporate objective is for STRC to trade over time in approximately a $99-$100 range. The June 29 policy evaluates the dividend rate monthly alongside reserve, repurchase and other capital tools; no automatic price-based rate formula applies. 12.00% $99-$100 CURRENT ANNUAL DIVIDEND RATE CORPORATE TRADING OBJECTIVE $0.50 accrues per full semi-monthly period on each $100 stated amount at Strategy uses a multi-tool framework intended to support sustained, the current rate. healthy trading near stated amount. MONTHLY POLICY: FACTORS CONSIDERED TOGETHER POLICY INPUTS MARKET SIGNALS BITCOIN CONDITIONS LIQUIDITY CAPITAL STRUCTURE CURRENT STRC trading levels, market yields and USD Reserve coverage and capital- Overall capital structure and other BTC price and volatility APPROACH credit spreads market conditions allocation actions No single input determines the rate. Strategy will not necessarily increase STRC’s dividend solely because it trades below stated amount. The policy may be modified, suspended or discontinued and dividends remain subject to Board declaration. CONTRACTUAL RATE AND ARREARS MECHANICS WHEN MECHANISM INVESTOR SIGNIFICANCE Strategy may set a different annual rate for Before a reference period Advance rate notice the next monthly reference period in its sole and absolute discretion. The ordinary reduction cannot exceed 25 Any downward reset 25 bps plus SOFR-decline limit bps plus the specified decline in one-month SOFR. The new annual rate cannot be below one-Minimum rate One-month SOFR floor month SOFR as of the business day before the rate notice. Strategy cannot reduce the rate unless those Prior completed-period arrears Rate-reduction lockout arrears have been paid in full or fully declared and funded. The unpaid installment compounds at the If a payment is missed Cumulative semi-monthly compounding applicable rate; later payments are applied to the earliest unpaid period first. Policy framework, not a price guarantee The June 29 framework replaced a simple price-band approach with monthly consideration of multiple factors and a broader toolkit. Current July 27 intent is not to issue STRC below $100, to recommend maintaining the 12.00% rate until sustained healthy trading near $100, and to scale repurchases more aggressively at deeper discounts. These are current policies and recommendations, not contractual guarantees, and can change without notice. STRC may trade materially above or below stated amount. Source: Amended and Restated Certificate of Designations, Sections 5 and 11; Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; STRC repurchase and ongoing buyback policy dated July 27, 2026. The filed instrument controls contractual rate, notice, arrears and payment mechanics; corporate policies and objectives are non-contractual. For informational purposes only See Important Disclosures 7

For informational purposes only	See Important Disclosures	7

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 07 | INVESTOR PROTECTIONS Cumulative cash flow and capital-allocation protections Nonpayment increases the economic claim and restricts many payments to parity and junior equity, but STRC holders do not receive director-election rights. IMMEDIATELY UPON NONPAYMENT WHILE PRIOR ARREARS REMAIN AFTER A FUNDAMENTAL CHANGE The unpaid amount remains cumulative, Parity dividends become pro rata, and most A holder may require cash repurchase at $100 compounds semi-monthly at the applicable rate and dividends or repurchases involving junior or parity stated amount plus arrears, subject to legally is paid from the oldest arrears first. equity are restricted. available funds and filed procedures. ADDITIONAL PROTECTIONS AND LIMITS PROTECTION HOLDER BENEFIT CONDITION / LIMIT Regular dividends accrue regardless of Cash payment still requires Board declaration. Each unpaid installment declaration and legally available funds; Cumulative and compounding compounds semi-monthly at the rate compounding increases the claim but does applicable to its period. not assure timing. If prior completed-period arrears remain, The certificate contains detailed exceptions parity dividends must be pro rata and most for equity plans, fractional shares, prePayment priority dividends or repurchases of junior or parity existing contracts and other specified equity are restricted. transactions. This does not require a rate increase and Strategy cannot reduce the regular does not prevent Strategy from setting the Rate-reduction lockout dividend rate while prior completed-period lowest rate otherwise permitted once arrears remain unpaid or unfunded. arrears are cured. Holders may require repurchase at $100 Payment is limited to legally available funds stated amount plus accumulated and and may be pro rata if insufficient; Strategy Fundamental change put unpaid regular dividends after a defined covenants not to voluntarily trigger a fundamental change. change without adequate funds. In liquidation, holders receive the then-applicable liquidation preference plus Creditors, subsidiary liabilities and STRF Liquidation / redemption unpaid regular and compounded dividends remain ahead. The issuer call may cap price before junior equity. Optional redemption appreciation and create reinvestment risk. is at $101 or higher plus arrears. Important structural limits STRC has no nonpayment director-election rights. Strategy may issue additional STRC, parity stock or stock senior to STRC—including additional STRF—without STRC-holder consent. Voting rights are limited to specified materially adverse amendments and certain merger or reclassification matters. STRC has no maturity, sinking fund, collateral package or direct lien on bitcoin. Source: Amended and Restated Certificate of Designations, Sections 5 through 9. The then-applicable liquidation preference can exceed $100 under the filed recent-market-price formula. This summary omits detailed exceptions and procedures. For informational purposes only See Important Disclosures 8

For informational purposes only	See Important Disclosures	8

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 08 | DIGITAL CREDIT CAPITAL FRAMEWORK Liquidity, dividend policy and buybacks work together to support STRC The June 29 framework treats STRC price stability as a capital-management objective supported by dedicated liquidity, active repurchases and disciplined funding—not by the dividend rate alone. $4.65B USD RESERVE $1.0B CREDIT BUYBACK $99-$100 OBJECTIVE Board policy limits the reserve to preferred STRC is the initial priority. The Aug. 10 filing Rate, reserve, buybacks, issuance and BTC dividends and debt interest. Current coverage is reported $785.2M remaining after $214.8M of monetization are evaluated together to support approximately 2.7 years versus a 12-month aggregate program deployment. long-term trading near stated amount. minimum policy. FIVE COMPONENTS AND INVESTOR SIGNIFICANCE FRAMEWORK COMPONENT WHAT STRATEGY ADOPTED INVESTOR SIGNIFICANCE / LIMIT A Board-approved reserve used only for Improves payment liquidity, but it is a preferred dividends and debt interest, with USD Reserve policy corporate policy rather than pledged a 12-month minimum absent further Board collateral or a contractual STRC covenant. authorization. A $99-$100 objective and monthly Below-par trading does not automatically evaluation using price, yields, spreads, BTC STRC dividend policy require a rate increase. The current 12% conditions, reserve coverage, capital rate, objective and guidance can change. markets and capital structure. Repurchases below $100 can retire stated amount at a discount and reduce future Up to $1.0B aggregate across STRC, STRF, dividend requirements. Strategy is not Digital Credit repurchases STRD and STRK, with STRC as the initial obligated to make any repurchases of STRC priority when accretive. and may discontinue repurchases at any time. Reduces conflicting STRC supply near or A separate $1.0B MSTR buyback below par and preserves capital-allocation Issuance / MSTR repurchases authorization and current STRC policy not flexibility; both are current policies, not to issue below $100. holder rights. Can fund liquidity or buybacks when Up to $1.25B to build the USD Reserve, plus preferable to equity issuance. It does not BTC Monetization Program additional authority for obligations, reserve require BTC sales and buybacks cannot use replenishment and approved repurchases. the USD Reserve. Current implementation as of August 10, 2026 The USD Reserve increased from $2.55B at framework launch to $4.65B. The Digital Credit repurchase program had $785.2M remaining, implying $214.8M deployed. During Aug. 3-9, Strategy sold 1,690 BTC for $108.6M and repurchased 1,152,020 STRC shares at an average $94.27, retiring $115.2M of stated amount; no USD Reserve funds were used. Management’s July 27 current intent is to buy more at deeper discounts, taper near $100, avoid new STRC issuance below $100, and recommend maintaining the 12% rate until sustained healthy trading near $100. All such policies, objectives and buyback plans may be modified or discontinued. Source: Strategy Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; Strategy STRC repurchase policy dated July 27, 2026; Strategy Form 8-K dated August 10, 2026. Corporate objectives and policies are forward-looking and non-contractual. For informational purposes only See Important Disclosures 9

For informational purposes only	See Important Disclosures	9

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 09 | CREDIT POSITION Short-duration design supported by reserve growth and active buybacks Here, short duration refers to Macaulay duration, the weighted average time in years to receipt of cash flows and an indicator of price sensitivity to changes in interest rates. STRC’s monthly dividend-rate adjustment is designed to reduce that sensitivity relative to a comparable fixed-rate perpetual. The Board-approved USD Reserve policy and active STRC repurchases reduce cumulative covered claims and support payment liquidity in Strategy’s illustrative framework; bitcoin remains unpledged to STRC. SIMPLIFIED CAPITAL STACK CURRENT ISSUER RESOURCES CREDITORS, SUBSIDIARY LIABILITIES & STRF Senior to STRC 840,447 BTC $4.65B BITCOIN HOLDINGS USD RESERVE As of Aug. 9 As of Aug. 9 STRC Current instrument $54.61B yrs 8.0 BTC RESERVE STRC MACAULAY DURATION At $64,975 / BTC Aug. 10 assumptions STRE / STRK / STRD Junior preferred Macaulay of such stock Duration by the is Effective the number Yield of of years such equal stock. to the quotient obtained by dividing the sum of 1 and the Effective Yield STRC-scale economics MSTR COMMON EQUITY • Approximately 102.54 million shares outstanding after the Aug. Residual claim 3-9 repurchase. • $10.254 billion aggregate stated/notional amount; no STRC ATM issuance during Aug. 3-9. The diagram is simplified. Actual priority is governed by debt documents, subsidiary claims, • $1.231 billion annual regular STRC dividend at the current 12% rate; preferred certificates and applicable law. approximately $51.3 million per full semi-monthly period. • $13.602 billion cumulative covered notional after applying the USD Reserve to debt and including STRF and STRC claims. • $3.348 billion cumulative covered notional after applying the USD Reserve to senior debt claims. • The $4.65B USD Reserve equals approximately 2.7 years of current preferred dividends and debt interest, versus a 12-month Board-policy minimum. STRATEGY’S ILLUSTRATIVE BTC COVERAGE ~$16.2K 112 bps BTC CREDIT 4.0x 8.53% BTC RISK |  -11.1% BTC FLOOR ARR BTC RATING BTC FLOOR PRICE Illustrative at 10% BTC ARR, 40% BTC volatility and 8.0-year Macaulay duration. BTC Credit annualizes ILLUSTRATIVE PER BTC AT 1.0x BTC Risk assuming no recovery. How the capital framework improves STRC credit Liquidity and repurchase policy: The USD Reserve is restricted by Board policy to preferred dividends and debt interest and carries a 12-month minimum. The $1.0B Digital Credit repurchase program initially prioritizes STRC and cannot use reserve funds. Current implementation: The Aug. 10 Form 8-K allocates $650.0M of $653.1M net MSTR ATM proceeds to the reserve. Strategy also sold 1,690 BTC for $108.6M and repurchased 1,152,020 STRC shares at an average $94.27, retiring $115.2M of stated amount. Coverage bridge: $6.714B debt—$4.650B USD Reserve + $1.284B STRF + $10.254B STRC = $13.602B covered claims. $54.61B BTC Reserve / $13.602B = 4.01x; $64,975 / 4.01 = $16,184 per BTC, rounded to ~$16.2K. Program status: $785.2M remained under the Digital Credit authorization, implying $214.8M deployed. These are illustrative economic coverage sensitivities and corporate policies, not legal collateralization, solvency tests, recovery estimates or guaranteed future repurchases. Source: Strategy Form 8-K dated Aug. 10, 2026; Strategy Credit Dashboard and Notes. Dashboard assumptions: BTC price $64,975, BTC ARR 10%, BTC volatility 40%, STRC Macaulay duration 8.0 years. BTC Rating, BTC Floor Price, BTC Credit, BTC Risk and BTC Floor ARR are supplemental illustrative metrics with substantial limitations. For informational purposes only See Important Disclosures 10

For informational purposes only	See Important Disclosures	10

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 10 | TAX AND PORTFOLIO ROLE Potential tax deferral, not tax exemption Strategy currently expects declared STRC distributions to be return of capital for U.S. federal income-tax purposes to the extent of a holder’s basis, subject to change and investor-specific rules. ILLUSTRATIVE 1,000-SHARE EXAMPLE WHAT RETURN OF CAPITAL MEANS Purchase price $95.01 Current deferral. A distribution classified as return of capital generally reduces basis rather than creating current U.S. federal dividend income. Initial tax basis $95,010 Deferred tax is preserved. Lower basis generally creates a larger gain One-year cash distributions* $12,000 when the shares are sold or redeemed. Current federal taxable dividend** $0 Basis floor. After basis reaches zero, further distributions are generally Year-end adjusted basis** $83,010 taxable as capital gain under current rules. *Assumes the 12.00% rate remains in effect for one year. **Assumes the full distribution is Treatment can change. Strategy’s earnings and profits, tax law, dividend-classified as return of capital and the holder has sufficient basis. This is not a tax opinion. rate behavior and a holder’s circumstances can alter the result. Fast-pay-stock risk. The STRC prospectus describes rules that could accelerate income or otherwise produce adverse tax consequences for some holders. PORTFOLIO ROLE STRC MAY BE RELEVANT TO INVESTORS SEEKING STRC IS NOT DESIGNED TO PROVIDE • High current semi-monthly USD cash flow • A fixed coupon or guaranteed distribution • A variable-rate par-management design • A maturity date or general $100 put • Priority over junior preferred and common equity • A guaranteed market price near $100 • Cumulative and compounding dividend economics • FDIC insurance or government backing • Nasdaq tradability and substantial current volume • A security interest in bitcoin or direct BTC upside • Potential current tax deferral • Unlimited price appreciation above the $101 call level Tax advice is investor-specific Prospective investors should review the applicable Strategy tax disclosure and consult their own tax advisers regarding basis reduction, Iholding period, capital-gain treatment, fast-pay-stock rules, withholding, account type and federal, state, local and non-U.S. consequences. Source: Strategy Aug. 3, 2026 dividend declaration and preferred tax materials. Strategy has expressed an expectation, not a guarantee, regarding return-of-capital characterization. The STRC prospectus also describes potential fast-pay-stock tax consequences. For informational purposes only See Important Disclosures 11

For informational purposes only	See Important Disclosures	11

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 11 | RISK FRAMEWORK The principal risks an investor should underwrite The 12.63% current effective yield compensates investors for variable-rate discretion, perpetual structure, issuer credit, subordination, bitcoin exposure, call risk and market volatility. RISK WHY IT MATTERS STRC has no maturity, and its dividend rate is not fixed. Strategy may reduce the Perpetual structure and variable rate rate within contractual limits, which can lower income and market value. Dividends accumulate, but cash payment still requires Board declaration and Dividend declaration and legal availability legally available funds. Cumulative status and compounding do not guarantee timely payment. The $99-$100 objective, 12% recommendation, no-issuance-below-$100 policy, Par-management and policy execution risk reserve growth and buyback pace are current policies or intentions, not contractual guarantees. They may change or fail to support STRC’s price. Strategy may redeem at $101 or a higher chosen amount plus arrears. A call can Redemption and reinvestment risk cap upside and force reinvestment at lower prevailing yields. Debt, subsidiary liabilities and STRF rank ahead of STRC. In a stress or Subordination and structural priority liquidation scenario, senior claims could materially reduce or eliminate recoveries. Strategy’s bitcoin supports enterprise value but is not pledged to STRC. Holdings No bitcoin collateral can be sold, encumbered where permitted, or decline in value. Strategy’s financial condition, dividend capacity and capital-markets access are Bitcoin and issuer concentration materially connected to bitcoin prices, volatility, custody, regulation and liquidity. Strategy may issue new claims, change Board policies, monetize BTC or alter Capital-framework execution risk repurchases. The framework creates no contractual reserve, buyback or BTC-retention covenant for STRC. Nasdaq listing and current trading volume do not assure execution at a desired Market price, liquidity and volatility price. STRC has experienced material volatility despite its price-stability objective. The holder put is subject to funds legally available. If funds are insufficient, Fundamental-change funding limitation Strategy may pay only the legally available amount pro rata. Return-of-capital treatment may differ by period or investor. Basis reduction Tax and fast-pay-stock uncertainty can create future gain, and variable-rate features may produce adverse fast-pay-stock consequences. The 4.0x BTC Rating, ~$16.2K BTC Floor, 112 bps BTC Credit, 8.53% BTC Risk and -11.1% BTC Floor ARR are management-defined and assumption-sensitive, Illustrative metrics and broader company risks not agency ratings, collateral tests or recovery estimates. Investors also bear Strategy’s software, governance, legal, custody, cyber, regulatory, accounting and capital-markets risks. Prior to making an investment decision, investors should review the prospectus and governing Certificate; confirm current price, rate, yield and dividend status; examine current holdings, USD Reserve and claims; assess rate, redemption and BTC sensitivity; and obtain investment, legal and tax advice. Source: Strategy prospectus, governing Certificate, latest SEC filings and dashboard disclosures. This list is not exhaustive. For informational purposes only See Important Disclosures 12

For informational purposes only	See Important Disclosures	12

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 12 | SOURCES AND DISCLOSURES Primary sources and important information This briefing uses public information and Strategy-supplied market data, including the June 29 framework and subsequent STRC buyback implementation. PRIMARY SOURCES SOURCE LINK USED FOR Strategy STRC Metrics Open source Current price, yield, return, volume and volatility. Product summary, current rate, notional and governing Strategy STRC Information Open source links. Strategy STRC Dividends Open source Dividend history and payment calendar. Strategy Credit Dashboard Open source Current illustrative credit metrics and assumptions. Strategy Notes Open source Definitions and limits for Strategy metrics. A&R Certificate of Designations Open source Contractual STRC terms effective June 30, 2026. Initial STRC Prospectus Supplement Open source Initial terms, risks, tax disclosure and use of proceeds. USD Reserve policy, monthly multi-factor rate guidance, $99-Digital Credit Framework / STRC Buyback Policy June 29 | July 27 $100 objective, issuance discipline and STRC repurchase policy. Current 12% rate, declared dividends and expected tax August 3, 2026 Form 8-K Open source treatment. August 10, 2026 Form 8-K Open source BTC holdings, $4.65B reserve and STRC repurchase update. Strategy Credit Comparables Open source Yield, return, liquidity and volatility comparisons. IMPORTANT DISCLOSURES • This document is informational only, not an offer, solicitation or recommendation. Any offering may be made only through effective offering documents. • The Amended and Restated Certificate of Designations, prospectus, SEC filings and applicable law control if this summary conflicts with them. • STRC is perpetual preferred equity, not debt, a deposit, government obligation or bitcoin-backed security. No assets of Strategy are pledged to secure STRC payment obligations. • The $99-$100 objective, 12% recommendation, no-issue-below-$100 policy and buyback pacing are current intentions, not contractual guarantees, and may change. • Dividends are cumulative but require Board declaration and legally available funds for cash payment. STRC has no maturity; Strategy may redeem at $101 or higher plus arrears. • BTC Rating, BTC Floor, BTC Credit, BTC Risk, yield and Macaulay duration are illustrative, assumption-sensitive management metrics, not agency ratings, collateral tests or recovery estimates. • Tax treatment is uncertain and investor-specific. Return of capital reduces basis; fast-pay-stock and other special rules may apply. Consult a tax adviser. • The USD Reserve policy, repurchase authorizations and BTC Monetization Program are corporate policies, not contractual STRC terms. Reserve assets are not pledged; buybacks and BTC sales are not required. For informational purposes only See Important Disclosures 13

For informational purposes only	See Important Disclosures	13

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 13 | GLOSSARY OF DEFINED TERMS Glossary of Defined Terms Effective Yield is the annualized yield on an asset based on its fixed BTC Reserve represents the total number of bitcoin the Company dividend rate or its current dividend rate, as applicable, and the holds as of a specified date multiplied by the current market price of current price of such asset. one bitcoin (or the price of one bitcoin as of the date indicated). It Duration for a convertible bond is the sooner of the stated maturity does not take into account or include the Company’s indebtedness date or the date it may become due upon an exercise of a repurchase or the liquidation value of its perpetual preferred stock. As such, it right at the option of the holder. Duration for a preferred stock is the is not equivalent to “net asset value” or “NAV” or any similar metric Macaulay Duration of such preferred stock. Duration for MSTR is in the traditional financial context. It is not a measure of either the MSTR Duration. net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock Macaulay Duration is the number of years equal to the quotient liquidation preference and other obligations. Moreover, this BTC obtained by dividing the sum of 1 and the Effective Yield of such Reserve metric is not comparable to either net asset value or NAV stock by the Effective Yield of such stock. Stochastic Duration is (a) for a convertible bond, its Duration; and metrics that may be reported by other companies, including ETFs, (b) for a preferred stock, its Macaulay Duration as adjusted for ETPs and mutual funds. Investors should rely on the financial whether it has any of a variable rate, a penalty step-up, a conversion statements and other disclosures contained in the Company’s SEC right, or non-cumulative dividends. filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the BTC Rating is in the case of (a) any of our indebtedness or perpetual Company’s SEC filings. It should be used only by sophisticated preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum investors who understand its limited purpose and many limitations. of the notional values of the instruments being rated and all USD Reserve is a management-designated portion of Strategy’s instruments that are senior to and, if any liabilities share an equal USD liquidity intended to support the payment of dividends on claim to our assets, such instruments with a stated maturity date Strategy’s preferred stock and interest on its outstanding sooner than or that may become due upon an exercise of a indebtedness. repurchase right at the option of the holder sooner than, the liability Net Reserve represents the BTC Reserve; minus the notional being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, amount of the Company’s out-of-the-money convertible notes and less all Debt, less all Pref, plus the USD Reserves, to (ii) MSTR’s other debt-like instruments; minus the notional amount of the Market Cap; and (c) any exchange traded product holding only Company’s outstanding perpetual preferred stock (excluding any in-bitcoin, 1. BTC Rating does not represent a rating from any rating the-money STRK shares); plus the Company’s USD Reserve. For this agency and is not equivalent to a “rating” in the traditional financial purpose, the notional value of any of the Company’s preferred stock context. BTC Rating also does not account for potential cross-that is denominated in a currency other than U.S. dollars is valued defaults under our debt obligations that would result in debt based on prevailing exchange rates as of 12:30 PM New York time obligations with stated maturities later than the liability being rated on the most recent Friday. The notional value of the Company’s becoming due sooner than the liability being rated. This metric is preferred stock may not be equivalent to its liquidation preference presented for illustrative purposes only and should not form the or redemption amount, nor are any accrued and unpaid dividends basis for an investment decision. BTC Risk is the probability of an instrument having a BTC Rating included in this calculation. BTC ARR is an assumed annualized rate of return on bitcoin less than 1 at the end of its Duration. This probability is derived expressed as a percentage. This metric is presented for illustrative from a lognormal distribution modeling of bitcoin’s price, adjusted purposes only, and no prediction as to the price of bitcoin is being for BTC ARR and BTC Volatility assumptions. BTC Risk does not made. represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This BTC Volatility is the assumed standard deviation of annual return metric is presented for illustrative purposes only and should not of bitcoin expressed as a percentage. This metric is presented for form the basis for an investment decision. Actual results may vary illustrative purposes only, and no prediction as to the volatility of materially from these illustrative results. bitcoin is being made. BTC Credit is the credit spread necessary to offset BTC Risk for a BTC Price is the current market price of one bitcoin. given security. It is calculated by annualizing BTC Risk assuming the BTC Floor ARR represents the lowest constant BTC ARR over the same probability each year of the BTC Rating of such security falling weighted average duration of our credit structure that maintains below 1 each year and assuming no recovery. BTC Credit = (–ln(1 – 1.0x coverage of our Net Debt and Pref through our BTC Reserve, BTC Risk) ÷ Duration). This metric is presented for illustrative after funding interest expense and preferred dividends over the purposes only and should not form the basis for an investment period. Below the BTC Floor ARR, Strategy may need to consider decision. restructuring its obligations. BTC Floor is the BTC price at which the BTC Rating = 1.0x. Hist Volatility (30D) is the annualized standard deviation of the Net Debt is the sum of our notional debt outstanding less the USD daily natural log return of an asset measured over the 30 trading Reserve. days. Hist Volatility (1Y) is the annualized standard deviation of the daily natural log return of an asset measured over the last calendar year. 30D Sharpe is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. Calculated by annualizing the average of the last 30 trading days’ daily excess returns (daily return minus daily risk-free rate) divided by their standard deviation. Risk-Free Rate is the current 3-month yield on US Treasuries. For informational purposes only See Important Disclosures 14

For informational purposes only	See Important Disclosures	14

STRATEGY | STRC INVESTOR BRIEFING AUGUST 13, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (c) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (d) Not a money market fund Strategy is not a registered money market fund under the Investment Company Act of 1940, as amended, is not subject to the same protections as a registered money market fund, and does not operate as a registered money market fund. Among other things, unlike money market funds, we (i) do not price STRC Stock or other securities based on our net asset value, (ii) are not required to hold any assets to back the STRC Stock, (iii) are not required by regulation to maintain any particular pricing or stable value, and (iv) are not subject to the same liquidity requirements as money market funds. Investors in STRC will not receive the same investor protections as investors in registered money market funds. (e) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (f) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15

For informational purposes only	See Important Disclosures	15

STRATEGY $STRF INVESTOR BRIEFING Long Duration Senior Digital Credit Long duration refers to Macaulay duration, a measure in years of weighted-average cash-flow timing and an indicator of price sensitivity to changes in interest rates. STRF’s fixed-rate perpetual structure is designed to have long Macaulay duration; STRF remains perpetual. 10.00% Series A Perpetual Strife Preferred Stock | Nasdaq: STRF STRF is Strategy’s senior-most perpetual preferred stock. It provides a fixed $10.00 cumulative annual dividend per $100 stated amount, payable quarterly in cash when and if declared, with no conversion feature and no scheduled maturity. $96.00 10.42% $1.284B MARKET PRICE EFFECTIVE YIELD NOTIONAL Aug. 7 close $10 / $96 12.84M shares 16.3x $4.0K 9 bps BTC RATING* BTC FLOOR PRICE BTC CREDIT Illustrative 1.0x threshold 10% ARR / 40% vol * BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. IMPORTANT STRUCTURAL NOTE STRF is not collateralized by Strategy’s bitcoin holdings and only has a preferred claim on the residual assets of Strategy. It is an equity security with a preferred claim on residual assets, junior to creditors and structurally junior to liabilities of Strategy’s subsidiaries. There is no guarantee for STRF of returns, liquidity, or future performance. Cash dividend is not guaranteed. Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com. This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy’s SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law. Securities market data through Aug. 7; issuer holdings and USD Reserve as of Aug. 9; credit metrics from the Aug. 10 dashboard using $64,975 BTC, 10% BTC ARR and 40% BTC volatility.

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 01 | EXECUTIVE OVERVIEW What STRF is designed to deliver A fixed-dollar, cumulative cash-flow instrument sitting at the top of Strategy’s preferred equity stack. STRF is designed to have long Macaulay duration: a weighted-average cash-flow timing measure, expressed in years, that is used as an indicator of price sensitivity to changes in interest rates. THE INVESTMENT PROPOSITION CURRENT ECONOMICS • Contractual cash flow. A $10.00 annual regular dividend on each 1,000 Shares $100 stated amount, normally $2.50 per quarter. $96,000 Market cost • Cumulative protection. Unpaid regular dividends continue to accrue. Each unpaid installment compounds at 11%, stepping up $100,000 Aggregate stated amount 100 bps per quarter to an 18% cap. $10,000 Annual regular cash dividend* • Senior preferred position. STRF is Strategy’s senior-most $2,500 Quarterly regular cash dividend* perpetual preferred, ahead of the company’s other preferred and 10.42% Current effective yield common equity, but behind debt and subsidiary liabilities. 9.8 yrs Illustrative Macaulay duration • No conversion dilution. STRF is not convertible into MSTR. Its economic return is driven primarily by cash distributions, market 16.3x Illustrative BTC Rating yield and issuer credit. ~$4,000 Illustrative STRF BTC Floor Price • Exchange liquidity. STRF trades on Nasdaq and currently 9 bps Illustrative BTC Credit averages approximately $11 million of daily dollar volume over 30 *Cash-flow figures assume each regular dividend is declared and paid in full. Credit metrics use the days. Aug. 10 dashboard assumptions. BTC Risk is 0.86%; BTC Floor ARR is -23.3%. BTC Floor Price uses $64,975 / 16.3. • Potential tax deferral. Strategy currently expects preferred Macaulay of such stock Duration by the is Effective the number Yield of of years such equal stock .to the quotient obtained by dividing the sum of 1 and the Effective Yield distributions to be treated as return of capital to the extent of a U.S. holder’s tax basis, subject to change and individual circumstances. THE ESSENTIAL TRADE-OFF Long Macaulay-duration income, not principal protection Here, long duration refers to Macaulay duration, a measure in years of weighted-average cash-flow timing and an indicator of price sensitivity to changes in interest rates. STRF’s fixed-rate perpetual structure is designed to have long Macaulay duration. STRF has no scheduled maturity, no general holder put at $100, and no guarantee that its market price will converge to stated amount. Investors receive a senior preferred claim and cumulative cash-flow protections, but accept interest-rate risk, issuer credit risk, bitcoin-related balance-sheet risk and market-price volatility. HOW TO THINK ABOUT STRF STRF is best understood as perpetual senior preferred credit: a fixed USD cash-flow claim supported by Strategy’s enterprise, capital-markets access, Board-approved USD Reserve, active Digital Credit capital-management framework and bitcoin treasury, without direct ownership of or a security interest in bitcoin. Source: Strategy STRF dashboard and information page; Strategy Credit Dashboard and Notes; Certificate of Designations; Digital Credit Capital Framework announced June 29, 2026; market data at the Aug. 7, 2026 close; issuer holdings and USD Reserve as of Aug. 9, 2026. Credit metrics use the Aug. 10 dashboard assumptions of $64,975 BTC, 10% BTC ARR and 40% BTC volatility. For informational purposes only See Important Disclosures 2

For informational purposes only	See Important Disclosures	2

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 02 | SECURITY TERMS Terms at a glance The Certificate of Designations and prospectus govern. This table is a plain-English summary, not a substitute for those documents. TERM SUMMARY Issuer Strategy Inc. Security 10.00% Series A Perpetual Strife Preferred Stock Ticker / exchange STRF / Nasdaq Global Select Market Initial issue date March 25, 2025 Stated amount $100.00 per share Regular dividend 10.00% per annum on stated amount; $10.00 per share annually Quarterly in arrears, normally March 31, June 30, September 30 and Payment frequency December 31 Record dates Normally March 15, June 15, September 15 and December 15 Form of payment Cash only, when and if declared by the Board from legally available funds Yes. Regular dividends accumulate whether or not declared or legally Cumulative? payable at the time The 10% base rate is unchanged. Each unpaid installment compounds Arrears compounding quarterly at 11% annualized, rising 100 bps per quarter to 18%. Maturity Perpetual; no scheduled maturity Conversion rights None Junior to all existing and future indebtedness and subsidiary liabilities; Ranking senior-most among current Strategy preferred stock; senior to common equity Initially $100; adjusts to the greatest of $100 and specified recent-market-Liquidation preference price measures under the certificate Holder may require cash repurchase at $100 stated amount plus Fundamental-change put accumulated unpaid regular dividends, subject to funds legally available and other terms All, not less than all, following specified tax events or if less than 25% of all Issuer redemption issued STRF remains outstanding; redemption price is liquidation preference plus accumulated unpaid dividends General voting rights None, except specified consent and nonpayment rights Majority consent for materially adverse term changes and creation or Protective voting rights issuance of equity senior to STRF Sinking fund None Source: Certificate of Designations filed March 25, 2025; prospectus supplement filed March 21, 2025; Strategy STRF information page. In a conflict, the filed governing documents control. For informational purposes only See Important Disclosures 3

For informational purposes only	See Important Disclosures	3

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 03 | CASH FLOW AND MARKET PROFILE A fixed $10 dividend with a market-determined yield The regular cash amount is fixed to stated amount; the effective yield moves inversely with STRF’s trading price. YIELD SENSITIVITY MARKET SNAPSHOT STRF PRICE EFFECTIVE YIELD $ Price 96.00 $80 12.50% Discount to stated amount 4.0% $90 11.11% Market capitalization $1.233B $96 10.42% 30D avg. daily value $11.0M $100 10.00% 30D volatility 31% $110 9.09% $120 8.33% 3-month total return -2% 1-year total return -10% Formula: $10.00 annual regular dividend / market price. The yield does not include price appreciation or depreciation. Lifetime total return +28% DIVIDEND RECORD PERIOD RECORD DATE PAYMENT DATE PER SHARE STATUS Q2 2025 stub Jun. 15, 2025 Jun. 30, 2025 $2.64 Paid Q3 2025 Sep. 15, 2025 Sep. 30, 2025 $2.50 Paid Q4 2025 Dec. 15, 2025 Dec. 31, 2025 $2.50 Paid Q1 2026 Mar. 15, 2026 Mar. 31, 2026 $2.50 Paid Q2 2026 Jun. 15, 2026 Jun. 30, 2026 $2.50 Paid Q3 2026 Sep. 15, 2026 Sep. 30, 2026 TBD Subject to declaration Since initial pricing STRF was initially offered at $85.00. At the Aug. 7, 2026 price of $96.00, plus $12.64 of cash distributions paid through June 30, 2026, the simple lifetime total return is approximately 27.8%, reported by Strategy as 28%. This excludes reinvestment, taxes, fees and transaction Icosts . Source: Strategy STRF metrics and dividend pages; SEC filings. Market metrics at Aug. 7, 2026 close. Returns include dividends under Strategy’s methodology; past performance is not indicative of future results. For informational purposes only See Important Disclosures 4

For informational purposes only	See Important Disclosures	4

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 04 | PUBLIC MARKET YIELD STRF’s current yield premium At $96.00, STRF’s fixed $10 annual dividend produces a 10.42% effective yield—materially above selected publicly traded credit and income benchmarks. TICKER PUBLICLY TRADED BENCHMARK YIELD STRF PREMIUM HYG High-yield corporate bond ETF 5.79% +463 bps PFF Preferred stock ETF 5.57% +485 bps Investment-grade corporate bond LQD 5.15% +527 bps ETF Agency mortgage-backed securities MBB 4.39% +603 bps ETF IEF 7-10 year U.S. Treasury ETF 4.09% +633 bps SGOV 0-3 month U.S. Treasury ETF 3.66% +676 bps VTEB Tax-exempt municipal bond ETF 3.41% +701 bps WHAT THE PREMIUM COMPENSATES FOR A higher yield is not a free return. STRF concentrates exposure in one perpetual preferred security. Its yield premium compensates for Strategy issuer risk, junior-to-debt priority, bitcoin-sensitive enterprise value, long Macaulay duration and related interest-rate sensitivity, lower trading liquidity and higher market volatility than diversified benchmark ETFs. Source: Strategy-supplied market comparison data at the Aug. 7, 2026 close. Effective yield for STRF equals the $10 annual regular dividend divided by price. ETF yield methodologies differ; municipal yields are not tax-equivalent. This is not a total-return or risk-adjusted comparison. For informational purposes only See Important Disclosures 5

For informational purposes only	See Important Disclosures	5

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 05 | CREDIT COMPARABLES Yield, liquidity and volatility in context The supplied comparison places STRF beside Strategy digital credit and diversified public-market proxies across income, returns, trading activity and volatility. Credit Comparables StrategyB Avg Trading Hist Volatility Hist Volatility 30D Avg Trading Vol Digital Credit Price Effective Yield 3M Return 1Y Return Market Cap ISM) Vol (30D) ISM) (30D) (1Y) Sharpe (30D)/Mkt Cap STRC $95.01 12.63% 12’,) 9% S9,852 S164 41% 22% 4.97 1.7% STRF $96.00 10.42% (2”,) (10’,) S1,233 $11 31% 24% 2.07 0.9% STRK $67.05 11.93% (13’,) (31’,) $940 S6 43% 36% 5.11 0.7% STRD $66.00 15.15% 110’,) (11’,) S926 S9 36% 33% 5.95 0.9% Money Market Proxy ETFs SGOV $100.48 3.66% 1% 4% $100,008 $2,011 1.2% 1.1% -0.60 2.0% High-Yield Bond ETFs HYG $79.61 5.79% 1% 5% S16,646 $2,530 3% 4% 0.46 15.2% JNK $95.81 6.60% 1% 6% $6,925 $265 3% 4% 0.50 3.8% Preferred Stocks PFF $30.64 5.57% (1’,) 4% $13,263 $86 9% 7% 1.10 0.6% PGX $10.72 6.94% (2”,) 1% $3,793 $33 5% 6% -1.52 0.9% Investment-Grade Corporate Bond ETFs VCIT $81.42 5.04% 0% 3% $66,287 $668 4% 4% -2.74 1.0% LQD $106.55 5.15% (1’,) 2% $32,967 $3,173 5% 5% -4.01 9.6% Mortgage-Backed Securities ETFs MBB $93.27 4.39% 0% 4% $39,080 $193 5% 5% -2.67 0.5% VMBS $46.24 4.36% 0% 4% S15,450 $61 4% 4% -2.55 0.4% Municipal Bond ETFs MUB $105.94 3.24% 0% 5% S45,459 $429 3% 3% -3.81 0.9% VTEB S49.81 3.41% 0% 5% S45,314 S350 3% 2.9% -3.62 0.8% HYD $50.48 4.60% 0% 7% $4,455 $46 4% 4% -3.19 1.0% US Treasury ETFs IEF S93.17 4.09% (1’,) 1% $47,274 $534 5% 5% -2 .88 1.1% BIL $91.48 3.58% 1% 4% $46,945 S932 1.2% 1.1% -0.05 2.0% SHV S110.15 3.70% 1% 4% $20,602 $303 1.3% 1.1% 0.04 1.5% 1 INCOME PREMIUM 2 SENIORITY WITHIN DIGITAL CREDIT STRF yields 10.42%, versus 3.41%-6.94% for the selected non-Strategy STRF carries the lowest yield among the four Strategy preferreds shown, ETFs. Even the closest benchmark, PGX at 6.94%, is 348 bps lower. consistent with its cumulative fixed dividend and senior-most position in the current preferred stack. 3 VOLATILITY 4 TRADING LIQUIDITY STRF historical volatility is 31% over 30 days, compared with roughly STRF’s $11M 30-day average dollar volume is meaningful, but below PFF 1%-9% for the selected non-Strategy ETFs. Current income does not ($86M), HYG ($2.53B), LQD ($3.17B) and SGOV ($2.01B). Large orders may insulate market price. require care. Yield is a starting point, not the outcome. Trailing total return can differ sharply from current yield because price moves, distributions, volatility and entry price all matter. STRF’s 10.42% effective yield should not be read as a forecast of annual total return. Source: Strategy-supplied credit comparables, Aug. 7, 2026. Figures are rounded snapshots and may reflect different calculation conventions, time windows, tax treatment, portfolio composition and market microstructure. For informational purposes only See Important Disclosures 6

For informational purposes only	See Important Disclosures	6

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 06 | DIVIDEND PROTECTION A missed dividend triggers escalating economics Regular dividends remain cumulative. Each unpaid quarterly installment then compounds under a separate annualized rate that begins at 11% and rises to an 18% cap. 10.00% 11% -> 18% BASE REGULAR DIVIDEND COMPOUNDING RATE ON EACH UNPAID INSTALLMENT Continues to accumulate on the $100 stated amount whether or not The base 10% coupon does not step up. The penalty rate applies only to declared or currently payable. arrears and increases 100 bps each subsequent quarter. COMPOUNDED DIVIDEND RATE LADDER QUARTER 1 2 3 4 5 6 7 8+ UNPAID ANNUALIZED 11% 12% 13% 14% 15% 16% 17% 18% RATE The schedule applies separately to each missed installment from its own payment date. Payments are applied to the oldest unpaid regular-dividend period first. CONTRACTUAL RESPONSE TO A DEFERRAL WHEN MECHANISM PRACTICAL EFFECT If no dividend is declared on or before the regular Record date Automatic notice of deferral record date, the failure itself constitutes a notice of deferral. Strategy must use commercially reasonable efforts to Next 60 days Financing effort sell MSTR and/or other securities sufficient to cover the deferred amount plus compounding. The deferred payment date is one trading day after Deferred date Cure opportunity day 60. Full payment then prevents that delay from counting toward the director-right trigger. Cash sales of MSTR or STRK through a registered Prior 90 days Registered-equity trigger public offering require declaration and payment to the extent those net proceeds are sufficient. Base dividends and compounded dividends remain Until paid Continuing accrual outstanding; each declared payment is applied to the earliest unpaid period. Illustrative arrears math A single unpaid $2.50 installment held through eight full quarterly compounding periods under the 11%-18% schedule grows to approximately $3.32, assuming no partial payment and the filed 30/360 convention. New $2.50 regular installments would accumulate separately each quarter. Source: Certificate of Designations, Sections 5(a)-5(c). The filed instrument controls all calculations, notice mechanics, exclusions and exceptions. For informational purposes only See Important Disclosures 7

For informational purposes only	See Important Disclosures	7

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 07 | HOLDER RIGHTS Capital allocation and governance protections Persistent nonpayment progressively restricts payments to other equity and ultimately gives preferred holders board and consent rights. IMMEDIATELY 4 CONSECUTIVE MISSED DATES 8 CONSECUTIVE MISSED DATES Parity dividends become pro rata; most junior A first nonpayment event creates the right to elect A separate nonpayment event creates a second dividends and repurchases are blocked until prior one preferred director, subject to the filed director right, with no more than two preferred completed-period arrears are cured. mechanics. directors across voting parity classes. ADDITIONAL PROTECTIONS AND LIMITS PROTECTION HOLDER BENEFIT CONDITION / LIMIT Until arrears for prior completed periods are paid, The certificate contains detailed exceptions, including parity dividends must be pro rata and most Payment priority certain equity-plan, fractional-share and pre-existing dividends or repurchases of junior or parity equity contractual transactions. are restricted. One director right arises at four consecutive missed No more than two preferred directors may serve across dates and a separate right at eight. Holders of 25% Board representation voting parity classes. Rights terminate after all of combined voting power may call a special election accumulated and unpaid regular dividends are paid. meeting. Majority consent is generally required for materially adverse term changes, certain mergers that fail Additional STRF and additional parity stock may be Consent rights continuity tests, and creation or issuance of stock issued without STRF consent. senior to STRF. Holders may require cash repurchase at $100 stated Payment is limited to legally available funds and may be Fundamental change put amount plus accumulated and unpaid regular pro rata if insufficient; Strategy covenants not to dividends after a defined fundamental change. voluntarily trigger a change without adequate funds. In liquidation, holders receive the then-applicable liquidation preference plus all unpaid regular and Creditors, subsidiary liabilities and any senior stock remain ahead; parity shares share pro rata. Issuer Liquidation / redemption compounded dividends before junior equity. redemption is all-not-less-than-all and limited to a tax Redemption price uses the same preference plus event or less than 25% remaining. arrears. Important structural limits STRF has no maturity, sinking fund, collateral package or direct lien on bitcoin. It remains equity, junior to debt and subsidiary liabilities. Cash dividends still require Board declaration and funds legally available for payment, and holders do not participate in residual equity value beyond the specified preference. Source: Certificate of Designations, Sections 5(f), 6, 7, 8 and 9. The then-applicable liquidation preference can exceed $100 under the filed recent-market-price formula after additional STRF issuances. This summary omits detailed exceptions and procedures. For informational purposes only See Important Disclosures 8

For informational purposes only	See Important Disclosures	8

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 08 | DIGITAL CREDIT CAPITAL FRAMEWORK A disciplined capital framework designed to strengthen Digital Credit The June 29 framework adds Board-approved liquidity, repurchase and BTC monetization policies around STRF and Strategy’s broader preferred-capital platform. 12-MONTH MINIMUM $1.0B CREDIT BUYBACK $1.25B RESERVE CAPACITY The USD Reserve may be used only for preferred STRF, STRC, STRD and STRK are eligible. STRC is BTC monetization authority may build the USD dividends and debt interest; another use or a the initial priority when repurchases are accretive Reserve, fund or replenish dividends and interest, reduction below the minimum requires Board and strengthen the capital structure. and fund eligible repurchases. authorization. FIVE COMPONENTS AND INVESTOR SIGNIFICANCE FRAMEWORK COMPONENT WHAT STRATEGY ADOPTED INVESTOR SIGNIFICANCE / LIMIT A Board-approved reserve restricted to preferred Creates a dedicated liquidity buffer, but the policy is not USD Reserve policy dividends and debt interest, with a minimum equal a contractual STRF covenant and the reserve is not to 12 months of expected obligations. pledged collateral. A $99-$100 corporate trading objective and Supports the broader Digital Credit franchise and market STRC dividend policy monthly, multi-factor dividend-rate evaluation for confidence; it does not change STRF’s fixed 10% STRC. contractual dividend. Up to $1.0B aggregate purchase price across STRF, Buying below stated amount can reduce expected Digital Credit repurchases STRC, STRD and STRK; no fixed expiration or dividends and covered claims. STRC is the initial priority; minimum purchase obligation. USD Reserve funds cannot be used. A separate authorization for up to $1.0B of class A Preserves capital-allocation flexibility. The program does MSTR repurchases common stock repurchases when management not obligate purchases and cannot be funded from the views them as attractive. USD Reserve. Up to $1.25B to build the USD Reserve, plus Allows limited BTC conversion when preferable to equity BTC Monetization Program additional authority for obligations, reserve issuance, subject to market, tax, legal and shareholder-replenishment and approved repurchases. value considerations; no BTC sale is required. Current implementation as of August 10, 2026 The USD Reserve increased from $2.55B at framework launch to $4.65B, approximately 2.7 years of current preferred-dividend and debt-interest obligations. The Aug. 10 Form 8-K reported $785.2M remaining under the Digital Credit repurchase authorization, implying $214.8M deployed, and $1.0B remaining under the MSTR repurchase authorization. During Aug. 3-9, Strategy sold 1,690 BTC for $108.6M to fund STRC repurchases; no USD Reserve funds were used. These are corporate policies and authorizations, not contractual STRF holder rights, and may be modified, suspended or terminated as disclosed. Source: Strategy Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; Strategy STRC repurchase policy dated July 27, 2026; Strategy Form 8-K dated August 10, 2026. Corporate policies and forward-looking objectives are subject to the qualifications in those disclosures. For informational purposes only See Important Disclosures 9

For informational purposes only	See Important Disclosures	9

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 09 | CREDIT POSITION Senior preferred credit supported by disciplined liquidity management The Board-approved USD Reserve policy dedicates liquidity to preferred dividends and debt interest; the Aug. 10 increase reduces net senior claims in Strategy’s illustrative BTC Rating framework, while bitcoin remains unpledged to STRF. SIMPLIFIED CAPITAL STACK CURRENT ISSUER RESOURCES of Macaulay such stock Duration by the is Effective the number Yield of of years such equal stock. to the quotient obtained by dividing the sum of 1 and the Effective Yield CREDITORS & SUBSIDIARY LIABILITIES Senior to STRF 840,447 BTC $4.65B STRF BITCOIN HOLDINGS USD RESERVE As of Aug. 9 As of Aug. 9 Senior-most preferred $54.61B 31.5 yrs OTHER STRATEGY PREFERRED BTC RESERVE BTC DURATION STRC, STRE, STRK, STRD At $64,975 / BTC Aug. 10 assumptions MSTR COMMON EQUITY STRF-scale economics Residual claim • Approximately 12.84 million shares outstanding. • $1.284 billion aggregate stated/notional amount; no STRF ATM issuance during Aug. 3-9. The diagram is simplified. Actual priority is governed by debt documents, subsidiary claims, • $128.4 million annual regular STRF dividend at the 10% rate. preferred certificates and applicable law. • $3.348 billion cumulative covered notional after applying the USD Reserve to senior debt claims. • Board policy requires at least 12 months of expected preferred dividends and debt interest; the $4.65B reserve equals approximately 2.7 years at current obligations. STRATEGY’S ILLUSTRATIVE BTC COVERAGE ~$4.0K 9 bps BTC CREDIT 16.3x 0.86% BTC RISK |  -23.3% BTC FLOOR ARR BTC RATING BTC FLOOR PRICE Illustrative at 10% BTC ARR, 40% BTC volatility and 9.8-year Macaulay duration. BTC Credit annualizes ILLUSTRATIVE PER BTC AT 1.0x BTC Risk assuming no recovery. How the capital framework improves STRF credit Liquidity policy: The USD Reserve is restricted by Board policy to preferred dividends and debt interest and carries a 12-month minimum. Current position: The Aug. 10 Form 8-K allocates $650.0M of $653.1M net MSTR ATM proceeds to the USD Reserve, raising it to $4.65B. Coverage bridge: $6.714B debt—$4.650B USD Reserve + $1.284B STRF = $3.348B covered claims. $54.61B BTC Reserve / $3.348B = 16.3x; $64,975 / 16.3 = $3,986 per BTC, rounded to ~$4.0K. Capital-management overlay: STRF is eligible for the $1.0B Digital Credit repurchase program, although STRC is the initial priority; repurchases cannot use the USD Reserve. These are illustrative economic coverage measures, not legal collateralization, solvency tests or recovery estimates. Source: Strategy Form 8-K dated Aug. 10, 2026; Strategy Credit Dashboard and Notes. Dashboard assumptions: BTC price $64,975, BTC ARR 10%, BTC volatility 40%, STRF Macaulay duration 9.8 years. BTC Rating, BTC Floor Price, BTC Credit, BTC Risk and BTC Floor ARR are supplemental illustrative metrics with substantial limitations. For informational purposes only See Important Disclosures 10

For informational purposes only	See Important Disclosures	10

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 10 | TAX AND PORTFOLIO ROLE Potential tax deferral, not tax exemption Strategy currently expects distributions on its preferred stock to be return of capital for U.S. federal income-tax purposes to the extent of a holder’s basis. ILLUSTRATIVE 1,000-SHARE EXAMPLE WHAT RETURN OF CAPITAL MEANS Purchase price $96.00 Current deferral. A distribution classified as return of capital generally reduces basis rather than creating current U.S. federal dividend income. Initial tax basis $96,000 Deferred tax is preserved. Lower basis generally creates a larger gain One year regular cash distributions $10,000 when the shares are sold or redeemed. Current federal taxable dividend* $0 Basis floor. After basis reaches zero, further distributions are generally Year-end adjusted basis* $86,000 taxable as capital gain under current rules. *Assumes the full distribution is classified as return of capital and the holder has sufficient Treatment can change. Strategy’s earnings and profits, tax law and a basis. This is not a tax opinion. holder’s circumstances can alter the result. Non-U.S. holders. Withholding and other rules may apply even when Strategy expects return-of-capital treatment. PORTFOLIO ROLE STRF MAY BE RELEVANT TO INVESTORS SEEKING STRF IS NOT DESIGNED TO PROVIDE • Fixed USD cash distributions • Principal or market-price guarantees • A senior preferred position in Strategy • A maturity date or general $100 put • Long Macaulay-duration income exposure • FDIC insurance or government backing • Cumulative dividend economics • A security interest in bitcoin • Nasdaq tradability • Direct participation in bitcoin upside • Potential current tax deferral • Low short-term price volatility Tax advice is investor-specific Prospective investors should review the applicable Strategy tax disclosure and consult their own tax advisers regarding federal, state, local Iand non-U.S. consequences, including basis reduction, holding period, capital-gain treatment, withholding and account type. Source: Strategy Q2 2026 results and preferred tax materials. Strategy has expressed an expectation, not a guarantee, regarding future return-of-capital characterization. For informational purposes only See Important Disclosures 11

For informational purposes only	See Important Disclosures	11

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 11 | RISK FRAMEWORK The principal risks an investor should underwrite The 10.42% current yield compensates investors for perpetual duration, issuer credit, subordination, bitcoin exposure and market volatility. RISK WHY IT MATTERS STRF has no maturity. Higher market yields, inflation expectations or credit Perpetual duration and rates spreads can reduce its price, potentially for extended periods. Dividends accumulate, but cash payment still requires Board declaration and Dividend declaration and legal availability legally available funds. Cumulative status does not guarantee timely payment. All debt and subsidiary liabilities rank ahead of STRF. In a stress or liquidation Subordination and structural priority scenario, senior claims could materially reduce or eliminate recoveries. Strategy’s bitcoin supports enterprise value but is not pledged to STRF. Holdings No bitcoin collateral can be sold, encumbered where permitted, or decline in value. Strategy’s financial condition and capital-markets access are materially Bitcoin and issuer concentration connected to bitcoin prices, volatility, regulation, custody and market liquidity. Strategy may change Board policies, issue new claims, monetize BTC or alter Capital-framework execution risk repurchases. The framework adds flexibility but creates no contractual reserve, buyback or BTC-retention covenant for STRF. Nasdaq listing and current trading volume do not assure liquidity at a desired Market price and liquidity price. STRF has experienced meaningful price volatility and negative trailing returns. Issuer redemption is limited and not a general holder right. The liquidation Redemption and liquidation-preference complexity preference can adjust under a formula, while the fundamental-change put is based on stated amount. The holder put is subject to funds legally available. If funds are insufficient, the Fundamental-change funding limitation company may pay only the legally available amount pro rata. Return-of-capital treatment may differ by period or investor and may create Tax uncertainty future gain through basis reduction. Tax law and company earnings and profits can change. The 16.3x BTC Rating, ~$4,000 BTC Floor Price, 9 bps BTC Credit, 0.86% BTC Risk and -23.3% BTC Floor ARR are management-defined and assumption-Illustrative credit-metric limitations sensitive, not agency ratings, collateral tests or recovery estimates. They change with BTC price, holdings, reserve, capital stack, Macaulay duration, ARR and volatility, and omit potential cross-default effects. Investors are exposed to Strategy’s software business, governance, litigation, Broader company risks cybersecurity, custody, regulatory, accounting and capital-markets risks described in SEC filings. Prior to making an investment decision, investors should review the prospectus and Certificate of Designations; confirm the current price, yield and dividend declaration; examine the latest holdings, USD Reserve, debt and preferred notional; assess BTC price sensitivity and duration; and obtain investment, legal and tax advice appropriate to the investor. Source: Strategy prospectus, Certificate of Designations, latest Forms 10-K, 10-Q and 8-K, and Strategy dashboard disclosures. This list is not exhaustive. For informational purposes only See Important Disclosures 12

For informational purposes only	See Important Disclosures	12

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 12 | SOURCES AND DISCLOSURES Primary sources and important information This briefing uses public information, including the June 29 Digital Credit Capital Framework and subsequent implementation disclosures. PRIMARY SOURCES SOURCE LINK USED FOR Current price, yield, return, volume and volatility Strategy STRF Metrics Open source metrics. Product summary, current notional, BTC Rating and Strategy STRF Information Open source links to governing documents. Strategy STRF Dividends Open source Dividend history and expected calendar. Current illustrative credit metrics, assumptions and BTC Strategy Credit Dashboard Open source Floor derivation. Definitions and limits for BTC Rating, BTC Floor, yield, Strategy Notes Open source Macaulay duration and returns. Certificate of Designations Open source Contractual terms of STRF. Initial Prospectus Supplement Open source Offering terms, risk factors and use of proceeds. USD Reserve policy, repurchase authorizations, STRC Digital Credit Capital Framework—June 29, 2026 Press release | Form 8-K policy and BTC monetization. 840,447 BTC, $4.65B USD Reserve, and source of the August 10, 2026 Form 8-K Open source $650M reserve increase. Most recent paid STRF quarterly dividend declaration June 1, 2026 Form 8-K Open source and expected tax treatment. Open source Effective-yield, return, liquidity and volatility comparisons Strategy Asset Comparables used on pages 5-6. IMPORTANT DISCLOSURES • This document is for informational and educational purposes only. It is not an offer to sell, a solicitation of an offer to buy, or a recommendation concerning STRF or any other security. Any offering may be made only by means of an effective registration statement, prospectus and applicable prospectus supplement. • This summary is qualified in its entirety by the Certificate of Designations, prospectus, Strategy’s SEC filings and applicable law. If any statement here conflicts with a governing filing, the filing controls. • STRF is a perpetual equity security, not debt, a bank deposit, a money-market instrument, an FDIC-insured product, a U.S. government obligation or a bitcoin-backed secured instrument. STRF is not collateralized by Strategy’s bitcoin holdings. • Regular dividends are cumulative but payable in cash only when and if declared by Strategy’s Board of Directors from funds legally available. There is no guarantee of dividends, returns, liquidity, redemption, recovery or future market performance. • BTC Rating, BTC Floor, BTC Credit, BTC Risk, effective yield, Macaulay duration and similar Strategy metrics are illustrative and subject to significant limitations. BTC Floor is a sensitivity threshold, not a forecast, collateral or solvency test, liquidation analysis or recovery estimate. None is an agency rating or a sufficient basis for investment. • Tax characterization is uncertain and investor-specific. Return-of-capital treatment reduces basis and generally defers rather than eliminates tax. Investors should consult their own tax advisers. • The framework and related objectives are corporate policies or authorizations, not contractual STRF terms. They may change or end; buybacks and BTC sales are not required; no assets of Strategy are pledged to secure STRF payment obligations. • Comparison data are snapshots and use different yield methods. Instruments differ in seniority, duration, diversification, liquidity, tax treatment and risk; municipal yields are not tax-equivalent. Effective yield is not a forecast of total return. For informational purposes only See Important Disclosures 13

For informational purposes only	See Important Disclosures	13

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 13 | GLOSSARY OF DEFINED TERMS Glossary of Defined Terms Effective Yield is the annualized yield on an asset based on its fixed BTC Reserve represents the total number of bitcoin the Company dividend rate or its current dividend rate, as applicable, and the holds as of a specified date multiplied by the current market price of current price of such asset. one bitcoin (or the price of one bitcoin as of the date indicated). It Duration for a convertible bond is the sooner of the stated maturity does not take into account or include the Company’s indebtedness date or the date it may become due upon an exercise of a repurchase or the liquidation value of its perpetual preferred stock. As such, it right at the option of the holder. Duration for a preferred stock is the is not equivalent to “net asset value” or “NAV” or any similar metric Macaulay Duration of such preferred stock. Duration for MSTR is in the traditional financial context. It is not a measure of either the MSTR Duration. net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock Macaulay Duration is the number of years equal to the quotient liquidation preference and other obligations. Moreover, this BTC obtained by dividing the sum of 1 and the Effective Yield of such Reserve metric is not comparable to either net asset value or NAV stock by the Effective Yield of such stock. Stochastic Duration is (a) for a convertible bond, its Duration; and metrics that may be reported by other companies, including ETFs, (b) for a preferred stock, its Macaulay Duration as adjusted for ETPs and mutual funds. Investors should rely on the financial whether it has any of a variable rate, a penalty step-up, a conversion statements and other disclosures contained in the Company’s SEC right, or non-cumulative dividends. filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the BTC Rating is in the case of (a) any of our indebtedness or perpetual Company’s SEC filings. It should be used only by sophisticated preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum investors who understand its limited purpose and many limitations. of the notional values of the instruments being rated and all USD Reserve is a management-designated portion of Strategy’s instruments that are senior to and, if any liabilities share an equal USD liquidity intended to support the payment of dividends on claim to our assets, such instruments with a stated maturity date Strategy’s preferred stock and interest on its outstanding sooner than or that may become due upon an exercise of a indebtedness. repurchase right at the option of the holder sooner than, the liability Net Reserve represents the BTC Reserve; minus the notional being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, amount of the Company’s out-of-the-money convertible notes and less all Debt, less all Pref, plus the USD Reserves, to (ii) MSTR’s other debt-like instruments; minus the notional amount of the Market Cap; and (c) any exchange traded product holding only Company’s outstanding perpetual preferred stock (excluding any in-bitcoin, 1. BTC Rating does not represent a rating from any rating the-money STRK shares); plus the Company’s USD Reserve. For this agency and is not equivalent to a “rating” in the traditional financial purpose, the notional value of any of the Company’s preferred stock context. BTC Rating also does not account for potential cross-that is denominated in a currency other than U.S. dollars is valued defaults under our debt obligations that would result in debt based on prevailing exchange rates as of 12:30 PM New York time obligations with stated maturities later than the liability being rated on the most recent Friday. The notional value of the Company’s becoming due sooner than the liability being rated. This metric is preferred stock may not be equivalent to its liquidation preference presented for illustrative purposes only and should not form the or redemption amount, nor are any accrued and unpaid dividends basis for an investment decision. BTC Risk is the probability of an instrument having a BTC Rating included in this calculation. BTC ARR is an assumed annualized rate of return on bitcoin less than 1 at the end of its Duration. This probability is derived expressed as a percentage. This metric is presented for illustrative from a lognormal distribution modeling of bitcoin’s price, adjusted purposes only, and no prediction as to the price of bitcoin is being for BTC ARR and BTC Volatility assumptions. BTC Risk does not made. represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This BTC Volatility is the assumed standard deviation of annual return metric is presented for illustrative purposes only and should not of bitcoin expressed as a percentage. This metric is presented for form the basis for an investment decision. Actual results may vary illustrative purposes only, and no prediction as to the volatility of materially from these illustrative results. bitcoin is being made. BTC Credit is the credit spread necessary to offset BTC Risk for a BTC Price is the current market price of one bitcoin. given security. It is calculated by annualizing BTC Risk assuming the BTC Floor ARR represents the lowest constant BTC ARR over the same probability each year of the BTC Rating of such security falling weighted average duration of our credit structure that maintains below 1 each year and assuming no recovery. BTC Credit = (–ln(1 – 1.0x coverage of our Net Debt and Pref through our BTC Reserve, BTC Risk) ÷ Duration). This metric is presented for illustrative after funding interest expense and preferred dividends over the purposes only and should not form the basis for an investment period. Below the BTC Floor ARR, Strategy may need to consider decision. restructuring its obligations. BTC Floor is the BTC price at which the BTC Rating = 1.0x. Hist Volatility (30D) is the annualized standard deviation of the Net Debt is the sum of our notional debt outstanding less the USD daily natural log return of an asset measured over the 30 trading Reserve. days. Hist Volatility (1Y) is the annualized standard deviation of the daily natural log return of an asset measured over the last calendar year. 30D Sharpe is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. Calculated by annualizing the average of the last 30 trading days’ daily excess returns (daily return minus daily risk-free rate) divided by their standard deviation. Risk-Free Rate is the current 3-month yield on US Treasuries. For informational purposes only See Important Disclosures 14

For informational purposes only	See Important Disclosures	14

STRATEGY | STRF INVESTOR BRIEFING AUGUST 13, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (c) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (d) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (e) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15

For informational purposes only	See Important Disclosures	15

STRATEGY $STRK INVESTOR BRIEFING Convertible Digital Credit with Equity Participation 8.00% Series A Perpetual Strike Preferred Stock | Nasdaq: STRK STRK is Strategy’s convertible perpetual preferred stock. It provides an 8.00% cumulative annual dividend on its $100 stated amount, payable quarterly when and if declared, and each share is initially convertible into 0.1 share of MSTR, subject to adjustment. $67.05 11.93% $1.402B MARKET PRICE EFFECTIVE YIELD NOTIONAL Aug. 7 close $8 / $67.05 14.02M shares 3.4x $18.9K 142 bps BTC RATING* BTC FLOOR PRICE BTC CREDIT Illustrative 1.0x threshold 10% ARR / 40% vol * BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. IMPORTANT STRUCTURAL NOTE STRK is not collateralized by Strategy’s bitcoin holdings and only has a preferred claim on the residual assets of Strategy. It ranks behind creditors, subsidiary liabilities and the senior Strategy preferred series. Its MSTR conversion right can add equity participation, but also links market value and volatility to MSTR. There is no guarantee for STRK of returns, liquidity, or future performance. Cash dividend is not guaranteed. Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com. This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy’s SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law. Securities market data through Aug. 7; issuer holdings and USD Reserve as of Aug. 9; credit metrics from the Aug. 10 dashboard using $64,975 BTC, 10% BTC ARR and 40% BTC volatility.

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 01 | EXECUTIVE OVERVIEW What STRK is designed to deliver Cumulative preferred income paired with a long-dated contractual option on MSTR. THE INVESTMENT PROPOSITION CURRENT ECONOMICS • Cumulative fixed income. $8.00 of annual regular dividends per 1,000 Shares $100 stated amount, normally $2.00 each quarter when declared. $67,050 Market cost • Contractual MSTR participation. Each STRK share is convertible into 0.1 MSTR, subject to specified anti-dilution and $100,000 Aggregate stated amount transaction adjustments. $8,000 Annual regular dividend* • Arrears protection. Unpaid regular dividends continue to $2,000 Quarterly regular dividend* accumulate and compound quarterly at the 8% regular dividend 11.93% Current effective yield rate. 100 MSTR Shares on conversion at 0.1 • Payment flexibility. Declared dividends may be paid in cash, MSTR shares or a combination, subject to legal availability and filed 8.6 yrs Illustrative Macaulay duration limits. 3.4x Illustrative BTC Rating • Exchange liquidity. STRK trades on Nasdaq and currently ~$18,900 Illustrative STRK BTC Floor Price averages approximately $6 million of daily dollar volume over 30 *Assumes each regular dividend is declared and paid in full. At $100.01 MSTR, current conversion value days. is about $10,001 for 1,000 STRK, or 14.9% of market cost. BTC Risk is 11.57%; BTC Floor ARR is -8.2%. of Macaulay such stock Duration by the is Effective the number Yield of of years such equal stock .to the quotient obtained by dividing the sum of 1 and the Effective Yield • Potential tax deferral. Strategy expects return-of-capital treatment to the extent of basis, although noncash and deemed distributions add complexity. THE ESSENTIAL TRADE-OFF Income plus a deeply out-of-the-money equity option At the current 0.1 conversion rate, a $67.05 STRK price corresponds to MSTR parity of $670.50. The initial contractual conversion price was $1,000 per MSTR share. At $100.01 MSTR, immediate conversion value is only about $10.00 per STRK, so investors must underwrite the preferred cash flows, credit quality, Macaulay duration and option time value rather than rely on near-term parity. HOW TO THINK ABOUT STRK STRK is best understood as convertible perpetual preferred credit: an 8% cumulative USD income claim combined with a contractual right to convert each share into 0.1 MSTR. At current prices, most of STRK’s market value reflects its preferred cash-flow claim and the time value of the embedded equity option rather than immediate conversion value. Source: Strategy STRK dashboard and information page; Strategy Credit Dashboard and Notes; Certificate of Designations and July 2025 amendment; Digital Credit Capital Framework announced June 29, 2026; market data at the Aug. 7, 2026 close; issuer holdings and USD Reserve as of Aug. 9, 2026. Credit metrics use the Aug. 10 dashboard assumptions of $64,975 BTC, 10% BTC ARR and 40% BTC volatility. For informational purposes only See Important Disclosures 2

For informational purposes only	See Important Disclosures	2

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 02 | SECURITY TERMS Terms at a glance The Certificate of Designations, any amendments and the prospectus govern. This table is a plain-English summary, not a substitute for those documents. TERM SUMMARY Issuer Strategy Inc. Security 8.00% Series A Perpetual Strike Preferred Stock Ticker / exchange STRK / Nasdaq Global Select Market Initial issue date February 5, 2025; initial public offering price $80.00 per share Stated amount $100.00 per share Regular dividend 8.00% per annum on stated amount; $8.00 per share annually Quarterly in arrears, normally March 31, June 30, September 30 and December Payment frequency 31 Record dates Normally March 15, June 15, September 15 and December 15 Cash, MSTR shares or a combination, at Strategy’s election after declaration and Form of payment subject to filed limits Yes. Regular dividends accumulate regardless of declaration or current legal Cumulative? availability Unpaid installments compound quarterly at the 8.00% regular dividend rate; Arrears compounding payments apply to the earliest unpaid period If Strategy sells MSTR for cash in a registered public offering during the 90 days Registered-equity covenant before a record date, it must pay the next dividend to the extent net proceeds are sufficient, subject to senior stock Maturity / sinking fund Perpetual; no scheduled maturity and no sinking fund Holder may convert on a business day at the then-applicable rate; initially and Conversion rights currently 0.1000 MSTR per STRK, subject to adjustment and procedures Specified adjustments for stock splits, distributions, rights offerings, cash Conversion adjustments dividends and tender offers; no general make-whole for lost option value Junior to debt, subsidiary liabilities and current senior preferred series; senior to Ranking STRD and common equity in the current stack Initially $100; after the July 2025 amendment, generally the greatest of $100 and Liquidation preference specified recent-market-price measures Holder may require cash repurchase at $100 stated amount plus accumulated Fundamental-change put unpaid dividends, subject to legally available funds and other terms All, not less than all, after specified tax events or if less than 25% of the original Issuer redemption stated amount remains; price uses liquidation preference plus arrears No general vote; limited majority consent rights and preferred-director rights Voting / protective rights after four and eight consecutive missed payment dates Source: Certificate of Designations filed Feb. 5, 2025; Certificate of Amendment filed July 7, 2025; prospectus supplements; Strategy STRK information page. In a conflict, the filed governing documents control. For informational purposes only See Important Disclosures 3

For informational purposes only	See Important Disclosures	3

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 03 | CASH FLOW AND MARKET PROFILE An 8% cumulative dividend plus MSTR conversion optionality The cash-flow claim is fixed to stated amount; effective yield moves with STRK’s price, while conversion value moves with MSTR. YIELD SENSITIVITY MARKET SNAPSHOT STRK PRICE EFFECTIVE YIELD Price $67.05 $50 16.00% Discount to stated amount 33.0% $60 13.33% Market capitalization $940M $67.05 11.93% 30D avg. daily value $6.0M $80 10.00% 30D volatility 43% $100 8.00% $120 6.67% 3-month total return -13% 1-year total return -31% Formula: $8.00 annual regular dividend / market price. The yield excludes price changes and does not assign value to the MSTR conversion option. Simple since-IPO return -2.1% DIVIDEND RECORD PERIOD RECORD DATE PAYMENT DATE PER SHARE STATUS Q1 2025 stub Mar. 15, 2025 Mar. 31, 2025 $1.24444 Paid Q2 2025 Jun. 15, 2025 Jun. 30, 2025 $2.00 Paid Q3 2025 Sep. 15, 2025 Sep. 30, 2025 $2.00 Paid Q4 2025 Dec. 15, 2025 Dec. 31, 2025 $2.00 Paid Q1 2026 Mar. 15, 2026 Mar. 31, 2026 $2.00 Paid Q2 2026 Jun. 15, 2026 Jun. 30, 2026 $2.00 Paid Since initial pricing STRK was initially offered at $80.00. At the Aug. 7, 2026 price of $67.05, plus $11.24444 of distributions paid through June 30, 2026, the simple lifetime total return is approximately -2.1%. This excludes reinvestment, taxes, fees and transaction costs. The next expected record and payout dates are Sept. 15 and Sept. 30, subject to Board declaration. Source: Strategy STRK metrics and dividend pages; SEC filings. Market metrics at Aug. 7, 2026 close. Returns include paid dividends under Strategy methodology; past performance is not indicative of future results. For informational purposes only See Important Disclosures 4

For informational purposes only	See Important Disclosures	4

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 04 | PUBLIC MARKET YIELD STRK’s current yield premium At $67.05, STRK’s $8 annual dividend produces an 11.93% effective yield—materially above selected public credit and income benchmarks, before assigning value to the MSTR conversion option. PUBLICLY TRADED TICKER YIELD STRK PREMIUM BENCHMARK HYG High-yield corporate bond ETF 5.79% +614 bps PFF Preferred stock ETF 5.57% +636 bps Investment-grade corporate LQD 5.15% +678 bps bond ETF Agency mortgage-backed MBB 4.39% +754 bps securities ETF IEF 7-10 year U.S. Treasury ETF 4.09% +784 bps SGOV 0-3 month U.S. Treasury ETF 3.66% +827 bps Tax-exempt municipal bond VTEB 3.41% +852 bps ETF WHAT THE PREMIUM COMPENSATES FOR A higher yield is not a free return. STRK combines single-issuer perpetual preferred risk with a convertible equity option. Its premium compensates for subordination, bitcoin- and MSTR-sensitive enterprise value, Macaulay duration and related interest-rate sensitivity, lower liquidity, higher volatility and conversion complexity versus diversified ETFs. Source: Strategy-supplied market comparison data at the Aug. 7, 2026 close. Effective yield for STRK equals the $8 annual regular dividend divided by price. ETF yield methodologies differ; municipal yields are not tax-equivalent. This is not a total-return, option-value or risk-adjusted comparison. For informational purposes only See Important Disclosures 5

For informational purposes only	See Important Disclosures	5

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 05 | CREDIT COMPARABLES Yield, liquidity and volatility in context The supplied comparison places STRK beside Strategy Digital Credit and diversified public-market proxies across income, returns, trading activity and volatility. 1 INCOME PREMIUM 2 HYBRID PROFILE STRK yields 11.93%, versus 3.41%-6.94% for the selected non-Strategy The security combines an 8% cumulative preferred claim with a MSTR ETFs. Across the full supplied set, PGX at 6.94% is closest and remains 499 conversion right. It is neither a conventional bond nor a pure common-bps lower. equity position. 3 VOLATILITY 4 TRADING LIQUIDITY STRK historical volatility is 43% over 30 days, materially above the STRK’s $6M 30-day average dollar volume is useful but far below large selected non-Strategy ETFs and consistent with its MSTR-linked option bond ETFs. Large or hedged positions may require execution discipline. value. Yield is only one component of value. STRK total return can be dominated by MSTR price, option value, credit spreads, prevailing rates and entry price. The 11.93% effective yield is not a forecast of annual return and excludes conversion-option valuation. Source: Strategy-supplied credit comparables, Aug. 7, 2026. Figures are rounded snapshots and may reflect different calculation conventions, time windows, tax treatment, portfolio composition and market microstructure. For informational purposes only See Important Disclosures 6

For informational purposes only	See Important Disclosures	6

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 06 | CONVERSION ECONOMICS Cumulative income plus a contractual MSTR option Each STRK share is convertible into 0.1 MSTR, subject to adjustment. Conversion value therefore equals 10% of the MSTR share price. 8.00% 0.1000 MSTR CUMULATIVE REGULAR DIVIDEND CURRENT CONVERSION RATE Accumulates on the $100 stated amount whether or not declared; unpaid Each STRK is convertible into 0.1 MSTR, subject to specified adjustments installments compound quarterly at 8%. and settlement procedures. MSTR CONVERSION VALUE PER STRK MSTR PRICE $100 $250 $500 $670.50 $1,000 $1,500 $2,000 $5,000 CONVERSION VALUE $10 $25 $50 $67.05 $100 $150 $200 $500 The table shows immediate conversion value only. STRK can trade above that value because investors may assign value to the cumulative income stream, credit position and remaining option time. HOW THE CONVERSION FEATURE WORKS EVENT MECHANISM PRACTICAL EFFECT Convert on a business day at the then- At 0.1 MSTR per STRK, conversion value Holder conversion applicable rate, subject to minimum equals 10% of the MSTR price. denominations and procedures. $67.05 STRK implies MSTR parity of Current parity STRK market price divided by 0.1. $670.50; below that, immediate conversion value is less than STRK price. MSTR used for dividends is valued under a Strategy may elect cash, MSTR shares or a Dividend payment 95%-of-VWAP formula, subject to floor and combination after declaration. share-availability limits. Conversion rate adjusts for specified splits, Protects against enumerated actions, but Anti-dilution distributions, rights, dividends and tender not every dilutive or value-reducing event. offers. An all-cash transaction can eliminate option The conversion property changes to the Class A change event time value and leave STRK convertible only consideration received by MSTR holders. into cash. Current Equity Component % At $100.01 MSTR, each STRK has about $10.00 of immediate conversion value, approximately 14.9% of its $67.05 market price. The remaining 85.1% reflects the preferred income claim, credit, Macaulay duration and the time value investors assign to future MSTR upside. Source: Certificate of Designations, Section 10; prospectus supplements; July 7, 2025 amendment. Conversion rate, settlement, anti-dilution adjustments, minimum denominations and class A common stock change events are governed by the filed documents. For informational purposes only See Important Disclosures 7

For informational purposes only	See Important Disclosures	7

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 07 | HOLDER RIGHTS Cumulative arrears, payment flexibility and governance triggers Unpaid regular dividends continue to compound, constrain payments to junior equity and can ultimately activate preferred-director rights. IMMEDIATELY 4 CONSECUTIVE MISSED DATES 8 CONSECUTIVE MISSED DATES Unpaid dividends accumulate and compound at 8%; A first nonpayment event creates the right to elect A separate nonpayment event creates a second parity dividends become pro rata and most junior one preferred director, subject to the filed director right, with no more than two preferred dividends and repurchases are restricted until prior mechanics. directors across voting parity classes. arrears are cured. ADDITIONAL PROTECTIONS AND LIMITS PROTECTION HOLDER BENEFIT CONDITION / LIMIT Unpaid regular dividends continue to Declaration remains discretionary except accrue and compound quarterly at 8%; for the registered-equity proceeds Cumulative priority payments apply to the earliest unpaid covenant; cash payment is subject to legally period. available funds. MSTR cash sales through registered public Subject to senior preferred restrictions; if offerings during the prior 90 days require cash is not legally available, authorized Equity-proceeds covenant payment of the next dividend to the extent MSTR shares may be used under specified net proceeds are sufficient. conditions and limits. One director right arises after four No more than two preferred directors may Board representation consecutive missed dates and a separate serve across voting parity classes; rights second right after eight. terminate after arrears are cured. Holders may require cash repurchase at Payment is limited to legally available funds $100 stated amount plus accumulated Fundamental change put and may be pro rata if insufficient; specified unpaid dividends after a defined exceptions apply. fundamental change. STRK receives its then-applicable Creditors, subsidiaries and senior preferred liquidation preference plus arrears before remain ahead. Additional parity or senior Liquidation / redemption / consent junior equity, and holders have limited preferred may generally be authorized consent rights on materially adverse without STRK consent. changes. Important structural limits STRK has no maturity, sinking fund, collateral package or direct lien on bitcoin. The conversion option is currently far out of the money, there is no general make-whole for lost option value, declared dividends may be paid in MSTR shares, and Strategy may issue additional senior or parity claims subject to the filed terms. Source: Certificate of Designations, Sections 5-10, as amended. This summary omits detailed exceptions, procedures, stock-payment limitations, minimum conversion denominations and other terms. For informational purposes only See Important Disclosures 8

For informational purposes only	See Important Disclosures	8

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 08 | DIGITAL CREDIT CAPITAL FRAMEWORK A disciplined capital framework designed to strengthen Digital Credit The June 29 framework adds a Board-approved liquidity reserve, preferred repurchase authorization and limited BTC monetization capacity around STRK’s contractual terms. 12-MONTH MINIMUM $1.0B CREDIT BUYBACK $1.25B RESERVE CAPACITY The USD Reserve may be used only for preferred STRK is eligible with STRF, STRC and the other BTC monetization authority may build the USD dividends and debt interest; another use or a Digital Credit instruments. STRC is the initial Reserve, fund or replenish dividends and interest, reduction below the minimum requires Board priority when repurchases are accretive. and fund eligible repurchases. authorization. FIVE COMPONENTS OF THE JUNE 29 FRAMEWORK FRAMEWORK COMPONENT WHAT STRATEGY ADOPTED INVESTOR SIGNIFICANCE / LIMIT A Board-approved reserve restricted to preferred Creates a dedicated liquidity buffer, but the policy is not USD Reserve policy dividends and debt interest, with a minimum equal a contractual security covenant and the reserve is not to 12 months of expected obligations. pledged collateral. A $99-$100 corporate trading objective and Supports the broader Digital Credit franchise and market STRC dividend policy monthly, multi-factor dividend-rate evaluation for confidence; it does not alter the contractual dividend STRC. terms of other securities. Up to $1.0B aggregate purchase price across STRF, Buying below stated amount can reduce expected Digital Credit repurchases STRC, STRD and STRK; no fixed expiration or dividends and covered claims. STRC is the initial priority; minimum purchase obligation. USD Reserve funds cannot be used. A separate authorization for up to $1.0B of class A Preserves capital-allocation flexibility. The program does MSTR repurchases common stock repurchases when management not obligate purchases and cannot be funded from the views them as attractive. USD Reserve. Up to $1.25B to build the USD Reserve, plus Allows limited BTC conversion when preferable to equity BTC Monetization Program additional authority for obligations, reserve issuance, subject to market, tax, legal and shareholder-replenishment and approved repurchases. value considerations; no BTC sale is required. Current implementation as of August 10, 2026 The USD Reserve increased from $2.55B at framework launch to $4.65B, approximately 2.7 years of current preferred-dividend and debt-interest obligations. The Aug. 10 Form 8-K reported $785.2M remaining under the Digital Credit repurchase authorization and $1.0B under the MSTR authorization. No STRK was issued or repurchased during Aug. 3-9, and $2.10B of STRK ATM capacity remained. STRK is eligible for future repurchases, but STRC is the initial priority and USD Reserve funds cannot be used. These policies may be modified, suspended or terminated. Source: Strategy Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; Strategy Form 8-K dated Aug. 10, 2026. Policies and authorizations are discretionary corporate actions, not amendments to STRK. For informational purposes only See Important Disclosures 9

For informational purposes only	See Important Disclosures	9

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 09 | CREDIT POSITION Convertible preferred credit supported by liquidity and bitcoin The Board-approved USD Reserve policy dedicates liquidity to preferred dividends and debt interest; the Aug. 10 increase reduces net senior claims in Strategy’s illustrative BTC Rating framework, while bitcoin remains unpledged to STRK. SIMPLIFIED CAPITAL STACK CURRENT ISSUER RESOURCES Macaulay of such stock Duration by the is Effective the number Yield of of years such equal stock .to the quotient obtained by dividing the sum of 1 and the Effective Yield CREDITORS & SUBSIDIARY LIABILITIES Senior to all preferred equity Senior to STRF $4. 840,447 BTC 65B BITCOIN HOLDINGS USD RESERVE As of Aug. 9 As of Aug. 9 STRF / STRC / STRE Current senior preferred claims Senior-most preferred $54.61B 31.5 yrs BTC RESERVE BTC DURATION At $64,975 / BTC Aug. 10 assumptions STRK Convertible cumulative preferred Senior to STRD and common equity STRK-scale economics • Approximately 14.02 million shares outstanding. • $1.402 billion aggregate stated/notional amount; no STRK ATM issuance STRD / MSTR COMMON Junior preferred and residual equity during Aug. 3-9. Residual claim • $112.2 million annual regular STRK dividend at the 8% rate. • $15.900 billion cumulative covered notional after applying the USD Reserve and including senior claims through STRK. The diagram is simplified. Actual priority is governed by debt documents, subsidiary claims, preferred certificates and applicable law. STRATEGY’S ILLUSTRATIVE BTC COVERAGE $18.9K 142 bps BTC CREDIT 3.4x 11.57% BTC RISK |  -8.2% BTC FLOOR ARR BTC RATING BTC FLOOR PRICE Illustrative at 10% BTC ARR, 40% BTC volatility and 8.6-year Macaulay duration. BTC Credit annualizes ILLUSTRATIVE PER BTC AT 1.0x BTC Risk assuming no recovery. How the capital framework supports STRK credit Liquidity policy: the USD Reserve is restricted by Board policy to preferred dividends and debt interest and carries a 12-month minimum. Current position: $650.0M of Aug. 3-9 MSTR ATM proceeds raised the reserve to $4.65B. Coverage bridge: $6.714B debt—$4.650B reserve + $1.284B STRF + $10.254B STRC + $0.896B STRE + $1.402B STRK = $15.900B covered claims. $54.61B BTC Reserve / $15.900B = 3.43x, displayed as 3.4x; $64,975 / 3.43 = approximately $18.9K per BTC. STRK is eligible for the $1.0B preferred repurchase program, although STRC is the initial priority. These are economic-coverage metrics, not legal collateralization, solvency tests or recovery estimates. Source: Strategy Form 8-K dated Aug. 10, 2026; Strategy Credit Dashboard and Notes. Dashboard assumptions: BTC price $64,975, BTC ARR 10%, BTC volatility 40%, STRK Macaulay duration 8.6 years. BTC Rating, BTC Floor Price, BTC Credit, BTC Risk and BTC Floor ARR are supplemental illustrative metrics with substantial limitations. For informational purposes only See Important Disclosures 10

For informational purposes only	See Important Disclosures	10

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 10 | TAX AND PORTFOLIO ROLE Potential tax deferral with convertible-specific complexity Strategy currently expects preferred distributions to be return of capital for U.S. federal income-tax purposes to the extent of basis, but stock payments, deemed distributions and conversion can create additional tax issues. ILLUSTRATIVE 1,000-SHARE EXAMPLE WHAT MAKES STRK TAX DIFFERENT Purchase price $67.05 Return of capital. Cash or stock distributions classified as ROC generally reduce basis rather than create current dividend income, subject to Initial tax basis $67,050 applicable rules. One year regular distributions $8,000 Noncash distributions. MSTR shares delivered as a dividend may be Illustrative current taxable dividend* $0 taxable even though the holder receives no cash to fund the tax. Year-end adjusted basis* $59,050 Deemed distributions. Liquidation-preference or conversion-rate adjustments, discount issuance and deferred dividends can raise Section *Assumes all distributions are paid, classified as return of capital and the holder has sufficient basis. Stock dividends or deemed distributions can create taxable income without matching 305 questions. cash. This is not a tax opinion. Conversion. Conversion treatment depends on the facts, including treatment of accrued or declared dividends and cash in lieu of fractions. Treatment can change. Earnings and profits, future issuances, fast-pay rules, withholding and investor circumstances may alter results. PORTFOLIO ROLE STRK MAY BE RELEVANT TO INVESTORS SEEKING STRK IS NOT DESIGNED TO PROVIDE • Cumulative preferred income • Principal or market-price guarantees • Contractual participation in MSTR upside • Near-term conversion parity • A long-dated convertible option • A maturity date or general $100 put • Nasdaq tradability • A security interest in bitcoin • Potential return-of-capital deferral • Cash-only dividend payments • A hybrid credit-and-equity exposure • Low short-term price volatility Tax advice is investor-specific Prospective investors should review the applicable STRK tax disclosure and consult their own advisers regarding return of capital, deemed and noncash distributions, basis adjustment, conversion, withholding, fast-pay rules, discount issuance, holding period and account type. Source: Strategy Q2 2026 materials and applicable STRK prospectus tax disclosure. Strategy has expressed an expectation, not a guarantee, regarding future return-of-capital characterization. For informational purposes only See Important Disclosures 11

For informational purposes only	See Important Disclosures	11

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 11 | RISK FRAMEWORK The principal risks an investor should underwrite The 11.93% current yield and embedded MSTR option compensate investors for perpetual duration, subordination, issuer and bitcoin exposure, conversion risk and market volatility. RISK WHY IT MATTERS STRK has no maturity. Higher market yields, inflation expectations or credit Perpetual duration and rates spreads can reduce its price, potentially for extended periods. Dividends are cumulative, but declaration is generally discretionary and cash Dividend declaration and payment form payment requires legally available funds. Declared amounts may be paid in MSTR shares, creating price and tax exposure. Debt, subsidiary liabilities and current senior preferred series rank ahead of Subordination and senior preferred claims STRK. Senior claims may block dividends and materially reduce recoveries. At current MSTR levels, immediate conversion value is far below STRK price. Conversion out-of-the-money risk The option may remain out of the money for a long period or expire economically worthless despite no legal expiration. Specified transactions can reduce option time value without an offsetting No general make-whole conversion-rate increase. An all-cash change event can leave STRK convertible only into cash. Dividend payments in MSTR expose holders to stock-price movement and may MSTR share payment and dilution be subject to delivery limits. Additional MSTR or STRK issuance can dilute common-equity economics and depress prices. Strategy’s bitcoin supports enterprise value but is not pledged to STRK. Holdings No bitcoin collateral can be sold or decline in value; holders have no direct claim on specific bitcoin. Reserve, repurchase and BTC monetization policies may change. They create no Capital-framework execution risk contractual buyback, reserve or BTC-retention covenant for STRK. STRK has high volatility and modest trading volume. MSTR borrow costs, short-Market price, liquidity and arbitrage sale rules and convertible-arbitrage conditions can affect price and liquidity. The holder put is subject to legally available funds and detailed exceptions. Fundamental-change funding limitation Insufficient funds may lead to pro rata payment. ROC treatment is not guaranteed. Stock payments, discount issuance, conversion Tax and deemed-distribution uncertainty adjustments and deferred dividends can create taxable or withholding consequences without cash. The 3.4x BTC Rating, ~$18.9K BTC Floor Price, 142 bps BTC Credit, 11.57% BTC Illustrative credit-metric limitations Risk and -8.2% BTC Floor ARR are management-defined and assumption-sensitive, not agency ratings, collateral tests or recovery estimates. Prior to making an investment decision, investors should review the current prospectus, Certificate of Designations and amendment; confirm price, yield, conversion rate and dividend declaration; compare STRK price with current MSTR conversion value; examine the latest capital stack, holdings and USD Reserve; assess BTC and MSTR sensitivity; and obtain investment, legal and tax advice. Source: Strategy prospectuses, Certificate of Designations and amendment, latest Forms 10-K, 10-Q and 8-K, and Strategy dashboard disclosures. This list is not exhaustive. For informational purposes only See Important Disclosures 12

For informational purposes only	See Important Disclosures	12

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 12 | SOURCES AND DISCLOSURES Primary sources and important information This briefing uses public information, including the June 29 Digital Credit Capital Framework and subsequent implementation disclosures. PRIMARY SOURCES SOURCE LINK USED FOR Strategy STRK Metrics Open source Price, yield, return, volume and volatility metrics. Product summary, notional, conversion rate, calendar Strategy STRK Information Open source and links. Strategy STRK Dividends Open source Dividend history and expected calendar. Illustrative BTC Rating, BTC Floor, BTC Credit, risk and Strategy Credit Dashboard Open source Macaulay duration. Strategy Notes Open source Definitions and limitations for supplemental metrics. Contractual terms, dividends, conversion, voting, STRK Certificate of Designations Open source redemption and put rights. July 2025 stated amount and liquidation-preference STRK Certificate of Amendment Open source amendments. Offering description, risk factors, tax discussion and STRK Prospectus Supplement Open source stock-payment mechanics. USD Reserve policy, repurchase authorizations and BTC Digital Credit Capital Framework Open source monetization. Aug. 10, 2026 Form 8-K and other current issuer Strategy SEC Filings Open source disclosures. Open source Effective-yield, return, liquidity and Strategy Asset Comparables volatility comparisons used on pages 5-6. IMPORTANT DISCLOSURES • This document is for informational and educational purposes only. It is not an offer to sell, a solicitation of an offer to buy, or a recommendation concerning STRK or any other security. Any offering may be made only by means of an effective registration statement, prospectus and applicable supplement. • This summary is qualified in its entirety by the Certificate of Designations, amendment, prospectus, Strategy SEC filings and applicable law. If any statement here conflicts with a governing filing, the filing controls. • STRK is a perpetual convertible equity security, not debt, a bank deposit, a money-market instrument, an FDIC-insured product, a U.S. government obligation or a bitcoin-backed secured instrument. STRK is not collateralized by Strategy bitcoin. • Regular dividends are cumulative but generally payable only when declared. They may be paid in cash, MSTR shares or a combination, subject to filed terms. There is no guarantee of timely dividends, conversion value, returns, liquidity, redemption, recovery or future market performance. • BTC Rating, BTC Floor, BTC Credit, BTC Risk, effective yield, Macaulay duration, conversion value and similar metrics are illustrative and subject to significant limitations. None is an agency rating, collateral or solvency test, liquidation analysis, recovery estimate or sufficient basis for investment. • Tax characterization is uncertain and investor-specific. Return-of-capital treatment reduces basis and generally defers rather than eliminates tax. Noncash or deemed distributions may create tax without cash. Investors should consult their tax advisers. • The Digital Credit Capital Framework and related objectives are corporate policies or authorizations, not contractual STRK terms. They may change or end; buybacks and BTC sales are not required; no assets of Strategy are pledged to secure STRK payment obligations. • Comparison data are snapshots and use different yield methods. Instruments differ in seniority, Macaulay duration, diversification, liquidity, option exposure, tax treatment and risk. Effective yield is not a forecast of total return. For informational purposes only See Important Disclosures 13

For informational purposes only	See Important Disclosures	13

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 13 | GLOSSARY OF DEFINED TERMS Glossary of Defined Terms Effective Yield is the annualized yield on an asset based on its fixed BTC Reserve represents the total number of bitcoin the Company dividend rate or its current dividend rate, as applicable, and the holds as of a specified date multiplied by the current market price of current price of such asset. one bitcoin (or the price of one bitcoin as of the date indicated). It Duration for a convertible bond is the sooner of the stated maturity does not take into account or include the Company’s indebtedness date or the date it may become due upon an exercise of a repurchase or the liquidation value of its perpetual preferred stock. As such, it right at the option of the holder. Duration for a preferred stock is the is not equivalent to “net asset value” or “NAV” or any similar metric Macaulay Duration of such preferred stock. Duration for MSTR is in the traditional financial context. It is not a measure of either the MSTR Duration. net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock Macaulay Duration is the number of years equal to the quotient liquidation preference and other obligations. Moreover, this BTC obtained by dividing the sum of 1 and the Effective Yield of such Reserve metric is not comparable to either net asset value or NAV stock by the Effective Yield of such stock. metrics that may be reported by other companies, including ETFs, Stochastic Duration is (a) for a convertible bond, its Duration; and ETPs and mutual funds. Investors should rely on the financial (b) for a preferred stock, its Macaulay Duration as adjusted for statements and other disclosures contained in the Company’s SEC whether it has any of a variable rate, a penalty step-up, a conversion filings. This metric is merely a supplement, not a substitute, to the right, or non-cumulative dividends. financial statements and other disclosures contained in the Equity Component % is the ratio between the value of 1/10th of a Company’s SEC filings. It should be used only by sophisticated share of MSTR and the value of one share of STRK. investors who understand its limited purpose and many limitations. BTC Rating is in the case of (a) any of our indebtedness or perpetual USD Reserve is a management-designated portion of Strategy’s preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum USD liquidity intended to support the payment of dividends on of the notional values of the instruments being rated and all Strategy’s preferred stock and interest on its outstanding instruments that are senior to and, if any liabilities share an equal indebtedness. claim to our assets, such instruments with a stated maturity date Net Reserve represents the BTC Reserve; minus the notional sooner than or that may become due upon an exercise of a amount of the Company’s out-of-the-money convertible notes and repurchase right at the option of the holder sooner than, the liability other debt-like instruments; minus the notional amount of the being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, Company’s outstanding perpetual preferred stock (excluding any in-less all Debt, less all Pref, plus the USD Reserves, to (ii) MSTR’s the-money STRK shares); plus the Company’s USD Reserve. For this Market Cap; and (c) any exchange traded product holding only purpose, the notional value of any of the Company’s preferred stock bitcoin, 1. BTC Rating does not represent a rating from any rating that is denominated in a currency other than U.S. dollars is valued agency and is not equivalent to a “rating” in the traditional financial based on prevailing exchange rates as of 12:30 PM New York time context. BTC Rating also does not account for potential cross- on the most recent Friday. The notional value of the Company’s defaults under our debt obligations that would result in debt preferred stock may not be equivalent to its liquidation preference obligations with stated maturities later than the liability being rated or redemption amount, nor are any accrued and unpaid dividends becoming due sooner than the liability being rated. This metric is included in this calculation. presented for illustrative purposes only and should not form the BTC ARR is an assumed annualized rate of return on bitcoin basis for an investment decision. expressed as a percentage. This metric is presented for illustrative BTC Risk is the probability of an instrument having a BTC Rating purposes only, and no prediction as to the price of bitcoin is being less than 1 at the end of its Duration. This probability is derived made. from a lognormal distribution modeling of bitcoin’s price, adjusted BTC Volatility is the assumed standard deviation of annual return for BTC ARR and BTC Volatility assumptions. BTC Risk does not of bitcoin expressed as a percentage. This metric is presented for represent an actuarial risk rating or a rating from any rating agency, illustrative purposes only, and no prediction as to the volatility of and it is not a risk rating in the traditional financial context. This bitcoin is being made. metric is presented for illustrative purposes only and should not form the basis for an investment decision . Actual results may vary BTC Price is the current market price of one bitcoin. materially from these illustrative results. BTC Floor ARR represents the lowest constant BTC ARR over the BTC Credit is the credit spread necessary to offset BTC Risk for a weighted average duration of our credit structure that maintains given security. It is calculated by annualizing BTC Risk assuming the 1.0x coverage of our Net Debt and Pref through our BTC Reserve, same probability each year of the BTC Rating of such security falling after funding interest expense and preferred dividends over the below 1 each year and assuming no recovery. BTC Credit = (–ln(1 – period. Below the BTC Floor ARR, Strategy may need to consider BTC Risk) ÷ Duration). This metric is presented for illustrative restructuring its obligations. purposes only and should not form the basis for an investment Hist Volatility (30D) is the annualized standard deviation of the decision. daily natural log return of an asset measured over the 30 trading BTC Floor is the BTC price at which the BTC Rating = 1.0x. days. Net Debt is the sum of our notional debt outstanding less the USD Hist Volatility (1Y) is the annualized standard deviation of the Reserve. daily natural log return of an asset measured over the last calendar year. 30D Sharpe is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. Calculated by annualizing the average of the last 30 trading days’ daily excess returns (daily return minus daily risk-free rate) divided by their standard deviation. Risk-Free Rate is the current 3-month yield on US Treasuries. For informational purposes only See Important Disclosures 14

For informational purposes only	See Important Disclosures	14

STRATEGY | STRK INVESTOR BRIEFING AUGUST 13, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (c) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (d) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (e) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15

For informational purposes only	See Important Disclosures	15

STRATEGY $STRD INVESTOR BRIEFING High Yield Junior Digital Credit 10.00% Series A Perpetual Stride Preferred Stock | Nasdaq: STRD STRD is Strategy’s non-cumulative perpetual preferred stock. It provides a 10.00% annual dividend on its $100 stated amount, payable quarterly solely in cash when and if declared, with no conversion feature and no scheduled maturity. $66.00 15.15% $1.402B MARKET PRICE EFFECTIVE YIELD NOTIONAL Aug. 7 close $10 / $66 14.02M shares 3.2x $20.6K 169 bps BTC RATING* BTC FLOOR PRICE BTC CREDIT Illustrative 1.0x threshold 10% ARR / 40% vol * BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. IMPORTANT STRUCTURAL NOTE STRD is not collateralized by Strategy’s bitcoin holdings and only has a preferred claim on the residual assets of Strategy. It is the junior-most current Strategy preferred series, ahead of common equity but behind creditors, subsidiary liabilities and the other current preferred instruments. Omitted dividends do not accrue. There is no guarantee for STRD of returns, liquidity, or future performance. Cash dividend is not guaranteed. Strategy has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before investing, read the prospectus and other documents Strategy has filed with the SEC for more complete information about Strategy and its securities, including significant risks; free at EDGAR on sec.gov; current rate, price, and yield at strategy.com. This communication contains forward-looking statements that involve risks and uncertainties, including changes in dividend policy, capital structure, bitcoin/digital-asset volatility, regulatory/accounting/tax changes, liquidity and cybersecurity risks, financing availability, and other risks described in Strategy’s SEC filings. Strategy undertakes no obligation to update forward-looking statements except as required by law. Securities market data through Aug. 7; issuer holdings and USD Reserve as of Aug. 9; credit metrics from the Aug. 10 dashboard using $64,975 BTC, 10% BTC ARR and 40% BTC volatility.

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 01 | EXECUTIVE OVERVIEW What STRD is designed to deliver The highest current yield in Strategy Digital Credit, paired with non-cumulative dividend risk and junior priority. THE INVESTMENT PROPOSITION CURRENT ECONOMICS • High indicated cash yield. $10.00 of annual dividends per $100 1,000 Shares stated amount, normally $2.50 per quarter, if declared in every period. $66,000 Market cost • Cash-only distributions. Each declared regular dividend is $100,000 Aggregate stated amount payable solely in cash, unlike STRK’s potential stock payment. $10,000 Potential annual cash dividend* • Non-cumulative design. An omitted dividend is not deferred, $2,500 Potential quarterly cash dividend* does not accrue interest and is not owed in a future period. .15% 15 Current indicated yield • Deep market discount. At $66.00, STRD trades 34% below 34.0% Discount to stated amount stated amount, creating a 15.15% indicated yield but no assurance of convergence to $100. 6.8 yrs Illustrative Macaulay duration • Exchange liquidity. STRD trades on Nasdaq and currently 3.2x Illustrative BTC Rating averages approximately $9 million of daily dollar volume over 30 ~$20,600 Illustrative STRD BTC Floor Price days. *Assumes every quarterly dividend is declared and paid. STRD is non-cumulative; omitted dividends are permanently lost. Credit metrics use Aug. 10 assumptions. BTC Risk is 10.96%; BTC Floor ARR is - • Potential tax deferral. Strategy expects paid preferred 10.2%. distributions to be return of capital to the extent of basis, subject to Macaulay of such stock Duration by the is Effective the number Yield of of years such equal stock .to the quotient obtained by dividing the sum of 1 and the Effective Yield change and individual circumstances. THE ESSENTIAL TRADE-OFF The highest indicated yield carries the weakest dividend claim STRD offers the highest effective yield among the four Strategy preferreds in the supplied comparison, but it is the only current U.S. Strategy preferred with non-cumulative dividends. The Board may choose not to declare a quarter even if funds are legally available, no arrears accrue, and senior preferred payment restrictions can block STRD. Investors are paid more because the claim is junior and less protected. HOW TO THINK ABOUT STRD STRD is best understood as junior perpetual preferred credit: a high current cash yield, when dividends are declared, in exchange for the absence of cumulative arrears, the lowest position in Strategy’s current preferred stack, perpetual duration and bitcoin-sensitive issuer risk. A missed quarter is not deferred; it is permanently omitted. Source: Strategy STRD dashboard and information page; Strategy Credit Dashboard and Notes; Certificate of Designations; Digital Credit Capital Framework announced June 29, 2026; market data at the Aug. 7, 2026 close; issuer holdings and USD Reserve as of Aug. 9, 2026. Credit metrics use the Aug. 10 dashboard assumptions of $64,975 BTC, 10% BTC ARR and 40% BTC volatility. For informational purposes only See Important Disclosures 2

For informational purposes only	See Important Disclosures	2

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 02 | SECURITY TERMS Terms at a glance The Certificate of Designations, any amendments and the prospectus govern. This table is a plain-English summary, not a substitute for those documents. TERM SUMMARY Issuer Strategy Inc. Security 10.00% Series A Perpetual Stride Preferred Stock Ticker / exchange STRD / Nasdaq Global Select Market Initial issue date June 10, 2025; initial public offering price $85.00 per share Stated amount $100.00 per share 10.00% per annum on stated amount; $10.00 per share annually if declared in Regular dividend all four quarters Quarterly in arrears, normally March 31, June 30, September 30 and December Payment frequency 31 Record dates Normally March 15, June 15, September 15 and December 15 Form of payment Cash only, when and if declared by the Board from legally available funds No. The Board may omit a dividend, even if funds are available, and no obligation Cumulative? carries forward None. No dividend, interest or other amount accumulates on an undeclared or Arrears / compounding unpaid prior-period dividend Maturity / sinking fund Perpetual; no scheduled maturity and no sinking fund Conversion rights None Junior to debt, subsidiary liabilities and all other current Strategy preferred Ranking series; senior to common equity Initially $100; adjusts to the greatest of $100 and specified recent-market-price Liquidation preference measures under the certificate Holder may require cash repurchase at $100 stated amount plus declared and Fundamental-change put unpaid accrued dividends, subject to legally available funds and other terms All, not less than all, after specified tax events or if less than 25% of originally Issuer redemption issued STRD remains; price uses liquidation preference plus declared unpaid dividends General voting rights None, except specified consent rights and as required by law None. Missed or omitted dividends do not give STRD holders the right to elect Nonpayment director rights directors Majority consent for specified materially adverse amendments and certain Protective consent rights mergers; the certificate permits additional senior or parity stock without STRD consent Source: Certificate of Designations filed June 10, 2025; prospectus supplement filed June 5, 2025; Strategy STRD information page. In a conflict, the filed governing documents control. For informational purposes only See Important Disclosures 3

For informational purposes only	See Important Disclosures	3

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 03 | CASH FLOW AND MARKET PROFILE A 10% stated dividend with a market yield above 15% The $10 annual amount is available only if each quarterly dividend is declared; because STRD is non-cumulative, omitted periods create no arrears claim. YIELD SENSITIVITY MARKET SNAPSHOT STRD PRICE INDICATED YIELD $66.00 Price $50 20.00% Discount to stated amount 34.0% $60 16.67% Market capitalization $926M $66 15.15% 30D avg. daily value $9.0M $75 13.33% $85 11.76% 30D volatility 36% $100 10.00% 3-month total return -10% 1-year total return -11% Formula: $10.00 potential annual regular dividend / market price. The yield assumes all four quarterly dividends are declared and excludes price appreciation or depreciation. Simple since-IPO return -9.9% DIVIDEND RECORD PERIOD RECORD DATE PAYMENT DATE PER SHARE STATUS Q3 2025 stub Sep. 15, 2025 Sep. 30, 2025 $3.05556 Paid Q4 2025 Dec. 15, 2025 Dec. 31, 2025 $2.50 Paid Q1 2026 Mar. 15, 2026 Mar. 31, 2026 $2.50 Paid Q2 2026 Jun. 15, 2026 Jun. 30, 2026 $2.50 Paid Q3 2026 Sep. 15, 2026 Sep. 30, 2026 TBD Subject to declaration Q4 2026 Dec. 15, 2026 Dec. 31, 2026 TBD Subject to declaration Since initial pricing STRD was initially offered at $85.00. At the Aug. 7, 2026 price of $66.00, plus $10.55556 of cash distributions paid through June 30, 2026, the simple lifetime total return is approximately -9.9%. This excludes reinvestment, taxes, fees and transaction costs. Future quarterly dividends remain subject to Board declaration and do not accumulate if omitted. Source: Strategy STRD metrics and dividend pages; SEC filings. Market metrics at Aug. 7, 2026 close. Returns include paid dividends under Strategy methodology; past performance is not indicative of future results. For informational purposes only See Important Disclosures 4

For informational purposes only	See Important Disclosures	4

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 04 | PUBLIC MARKET YIELD STRD’s current yield premium At $66.00, STRD’s potential $10 annual dividend produces a 15.15% effective yield—the highest among the Strategy preferreds in the supplied comparison, but only if future dividends are declared and paid. PUBLICLY TRADED TICKER YIELD STRD PREMIUM BENCHMARK HYG High-yield corporate bond ETF 5.79% +936 bps PFF Preferred stock ETF 5.57% +958 bps Investment-grade corporate LQD 5.15% +1,000 bps bond ETF Agency mortgage-backed MBB 4.39% +1,076 bps securities ETF IEF 7-10 year U.S. Treasury ETF 4.09% +1,106 bps SGOV 0-3 month U.S. Treasury ETF 3.66% +1,149 bps Tax-exempt municipal bond VTEB 3.41% +1,174 bps ETF WHAT THE PREMIUM COMPENSATES FOR A higher yield is not a free return. STRD is a single-issuer, junior, non-cumulative perpetual preferred. Its yield premium compensates for the possibility that dividends are omitted permanently, senior claims block payment, bitcoin-sensitive enterprise value, perpetual duration, lower liquidity and higher volatility than diversified ETFs. Source: Strategy-supplied market comparison data at the Aug. 7, 2026 close. Effective yield for STRD equals the potential $10 annual regular dividend divided by price and assumes all four quarterly dividends are declared. ETF yield methodologies differ; this is not a total-return or risk-adjusted comparison. For informational purposes only See Important Disclosures 5

For informational purposes only	See Important Disclosures	5

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 05 | CREDIT COMPARABLES Yield, liquidity and volatility in context The supplied comparison places STRD beside Strategy Digital Credit and diversified public-market proxies across income, returns, trading activity and volatility. 1 INCOME PREMIUM 2 JUNIOR NON-CUMULATIVE CLAIM STRD yields 15.15%, versus 3.41%-6.94% for the selected non-Strategy STRD carries the highest yield among the four Strategy preferreds shown, ETFs. Across the full supplied set, PGX at 6.94% is closest and remains 821 consistent with its lowest current preferred priority and absence of arrears bps lower. protection. 3 VOLATILITY 4 TRADING LIQUIDITY STRD historical volatility is 36% over 30 days, compared with roughly STRD’s $9M 30-day average dollar volume is meaningful for a single 1%-9% for the selected non-Strategy ETFs. A high cash yield does not preferred, but below major bond and preferred ETFs. Large orders may stabilize market price. require care. Indicated yield is conditional, not contractual cash certainty. The 15.15% calculation assumes every future quarterly dividend is declared and paid. An omitted dividend is permanently lost, and price changes can dominate total return. Source: Strategy-supplied credit comparables, Aug. 7, 2026. Figures are rounded snapshots and may reflect different calculation conventions, time windows, tax treatment, portfolio composition and market microstructure. For informational purposes only See Important Disclosures 6

For informational purposes only	See Important Disclosures	6

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 06 | NON-CUMULATIVE DIVIDEND DESIGN High current yield with no arrears claim STRD pays quarterly cash dividends only when declared. If a quarter is omitted, no dividend, interest or other amount accrues for that period. 10.00% $0.00 DECLARED CASH DIVIDEND ARREARS CLAIM AFTER OMISSION The stated rate applies only when the Board declares the quarterly cash No dividend, interest or other amount accrues for a period in which the dividend from legally available funds. dividend is not declared. WHAT HAPPENS AFTER AN OMITTED QUARTER QUARTER 1 2 3 4 5 6 7 8+ OMITTED AMOUNT $0 $0 $0 $0 $0 $0 $0 $0 ACCRUED Each new quarter starts independently. A future declaration does not revive or repay a dividend that was not declared for an earlier period. HOW THE NON-CUMULATIVE STRUCTURE WORKS WHEN MECHANISM PRACTICAL EFFECT A full quarter normally produces $2.50 per The quarter’s dividend is paid solely in If declared share; the first stub period was larger cash. because it covered more than one quarter. The investor permanently loses that If omitted No obligation survives the payment date. quarter’s distribution; there is no deferred receivable. A new current-period accrual begins A future dividend does not repay the Next quarter independently. omitted amount or earn interest on it. Failure to pay required senior claims can Senior preferred and debt restrictions Senior blockers prohibit STRD dividends even if the Board apply before STRD. would otherwise declare them. Current-period parity dividends become Provides limited current-period discipline pro rata; most junior dividends and Parity / junior limits but does not create cumulative arrears or a repurchases are restricted unless the most long-term priority claim. recent STRD period is paid. Non-cumulative means optional, not deferred A missed STRD dividend does not become a liability owed to the holder. The economic value of STRD therefore depends on continued quarterly declarations, available liquidity, senior-payment capacity and the Board’s capital-allocation decisions. Source: Certificate of Designations, Section 5; prospectus supplement. The filed instrument controls declaration timing, current-period priority, junior-payment restrictions, exceptions and all other mechanics. For informational purposes only See Important Disclosures 7

For informational purposes only	See Important Disclosures	7

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 07 | HOLDER RIGHTS Current-period priority and limited event protections STRD receives protections for a declared current-period dividend, liquidation and fundamental changes, but no arrears claim or preferred-director rights after nonpayment. CURRENT PERIOD FUNDAMENTAL CHANGE LIMITED CONSENT ONLY If less than the full current-period STRD dividend is Holders may require cash repurchase at $100 STRD has specified adverse-amendment and paid, parity dividends become pro rata and most stated amount plus declared unpaid dividends after transaction consent rights, but no director-election junior dividends and repurchases are restricted, a defined fundamental change, subject to legally rights after dividend nonpayment. subject to exceptions. available funds. ADDITIONAL PROTECTIONS AND LIMITS PROTECTION HOLDER BENEFIT CONDITION / LIMIT If less than the current STRD period is paid, The restriction generally looks only to the parity dividends must be pro rata and most most recently completed period; it does not Current-period dividend priority junior dividends and repurchases are revive prior omitted dividends and contains restricted. detailed exceptions. STRD receives the then-applicable All creditors, subsidiary liabilities and Liquidation preference liquidation preference plus declared unpaid current senior preferred series remain accrued dividends before common equity. ahead; undeclared dividends are excluded. Holders may require cash repurchase at Payment is limited to legally available funds $100 stated amount plus declared unpaid Fundamental change put and may be pro rata if insufficient; specified accrued dividends after a defined exceptions apply. fundamental change. Optional all-not-less-than-all redemption Price equals the then-applicable liquidation Issuer redemption after a tax event or if less than 25% of preference plus declared unpaid dividends; originally issued STRD remains. undeclared periods are not included. Majority consent is generally required for No general vote and no nonpayment specified materially adverse amendments director rights. Additional STRD, parity or Consent rights and certain mergers that fail continuity senior stock may generally be issued tests. without STRD consent. Important structural limits STRD has no maturity, sinking fund, collateral package, bitcoin lien, cumulative arrears or conversion feature. The Board may omit dividends even if funds are legally available; missed dividends do not trigger director rights; and debt plus every other current Strategy preferred series ranks ahead. Source: Certificate of Designations, Sections 5-9; prospectus supplement. This summary omits detailed exceptions, procedures and definitions. For informational purposes only See Important Disclosures 8

For informational purposes only	See Important Disclosures	8

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 08 | DIGITAL CREDIT CAPITAL FRAMEWORK A disciplined capital framework designed to strengthen Digital Credit The June 29 framework adds a Board-approved liquidity reserve and preferred repurchase authorization around STRD, but does not convert its discretionary non-cumulative dividend into a contractual payment obligation. 12-MONTH MINIMUM $1.0B CREDIT BUYBACK $1.25B RESERVE CAPACITY The USD Reserve may be used only for preferred STRD is eligible with STRF, STRC and the other BTC monetization authority may build the USD dividends and debt interest; another use or a Digital Credit instruments. STRC is the initial Reserve, fund or replenish dividends and interest, reduction below the minimum requires Board priority when repurchases are accretive. and fund eligible repurchases. authorization. FIVE COMPONENTS OF THE JUNE 29 FRAMEWORK FRAMEWORK COMPONENT WHAT STRATEGY ADOPTED INVESTOR SIGNIFICANCE / LIMIT A Board-approved reserve restricted to preferred Creates a dedicated liquidity buffer, but the policy is not USD Reserve policy dividends and debt interest, with a minimum equal a contractual security covenant and the reserve is not to 12 months of expected obligations. pledged collateral. A $99-$100 corporate trading objective and Supports the broader Digital Credit franchise and market STRC dividend policy monthly, multi-factor dividend-rate evaluation for confidence; it does not alter the contractual dividend STRC. terms of other securities. Up to $1.0B aggregate purchase price across STRF, Buying below stated amount can reduce expected Digital Credit repurchases STRC, STRD and STRK; no fixed expiration or dividends and covered claims. STRC is the initial priority; minimum purchase obligation. USD Reserve funds cannot be used. A separate authorization for up to $1.0B of class A Preserves capital-allocation flexibility. The program does MSTR repurchases common stock repurchases when management not obligate purchases and cannot be funded from the views them as attractive. USD Reserve. Up to $1.25B to build the USD Reserve, plus Allows limited BTC conversion when preferable to equity BTC Monetization Program additional authority for obligations, reserve issuance, subject to market, tax, legal and shareholder-replenishment and approved repurchases. value considerations; no BTC sale is required. Current implementation as of August 10, 2026 The USD Reserve increased from $2.55B at framework launch to $4.65B, approximately 2.7 years of current preferred-dividend and debt-interest obligations. The Aug. 10 Form 8-K reported $785.2M remaining under the Digital Credit repurchase authorization and $1.0B under the MSTR authorization. No STRD was issued or repurchased during Aug. 3-9, and $4.015B of STRD ATM capacity remained. STRD is eligible for future repurchases, but STRC is the initial priority and USD Reserve funds cannot be used. The reserve and buyback framework supports liquidity but does not guarantee any STRD declaration. Source: Strategy Digital Credit Capital Framework press release and Form 8-K dated June 29, 2026; Strategy Form 8-K dated Aug. 10, 2026. Policies and authorizations are discretionary corporate actions, not amendments to STRD. For informational purposes only See Important Disclosures 9

For informational purposes only	See Important Disclosures	9

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 09 | CREDIT POSITION Junior preferred credit supported by liquidity and bitcoin The Board-approved USD Reserve policy dedicates liquidity to preferred dividends and debt interest; the Aug. 10 increase reduces net senior claims in Strategy’s illustrative BTC Rating framework, while STRD remains junior and bitcoin remains unpledged. SIMPLIFIED CAPITAL STACK CURRENT ISSUER RESOURCES Macaulay of such stock Duration by the is Effective the number Yield of of years such equal stock .to the quotient obtained by dividing the sum of 1 and the Effective Yield CREDITORS & SUBSIDIARY LIABILITIES Senior to all preferred equity Senior to STRF $4. 840,447 BTC 65B BITCOIN HOLDINGS USD RESERVE As of Aug. 9 As of Aug. 9 STRF / STRC / STRE / STRK Current senior preferred claims Senior-most preferred $54.61B 31.5 yrs BTC RESERVE BTC DURATION At $64,975 / BTC Aug. 10 assumptions STRD Junior-most current preferred Senior to MSTR common equity STRD-scale economics • Approximately 14.02 million shares outstanding. • $1.402 billion aggregate stated/notional amount; no STRD ATM issuance MSTR COMMON EQUITY Residual claim below STRD during Aug. 3-9. Residual claim • Up to $140.2 million annual STRD dividends if all four quarters are declared at the 10% rate. • $17.302 billion cumulative covered notional after applying the USD Reserve and including senior claims through STRD. The diagram is simplified. Actual priority is governed by debt documents, subsidiary claims, preferred certificates and applicable law. STRATEGY’S ILLUSTRATIVE BTC COVERAGE $20.6K 169 bps BTC CREDIT 3.2x 10.96% BTC RISK |  -10.2% BTC FLOOR ARR BTC RATING BTC FLOOR PRICE Illustrative at 10% BTC ARR, 40% BTC volatility and 6.8-year Macaulay duration. BTC Credit annualizes ILLUSTRATIVE PER BTC AT 1.0x BTC Risk assuming no recovery. How the capital framework supports STRD credit Liquidity policy: the USD Reserve is restricted by Board policy to preferred dividends and debt interest and carries a 12-month minimum. Current position: $650.0M of Aug. 3-9 MSTR ATM proceeds raised the reserve to $4.65B. Coverage bridge: $6.714B debt—$4.650B reserve + $1.284B STRF + $10.254B STRC + $0.896B STRE + $1.402B STRK + $1.402B STRD = $17.302B covered claims. $54.61B BTC Reserve / $17.302B = 3.16x, displayed as 3.2x; $64,975 / 3.16 = approximately $20.6K per BTC. STRD is eligible for the $1.0B preferred repurchase program, although STRC is the initial priority. These are economic-coverage metrics, not legal collateralization, solvency tests or recovery estimates. Source: Strategy Form 8-K dated Aug. 10, 2026; Strategy Credit Dashboard and Notes. Dashboard assumptions: BTC price $64,975, BTC ARR 10%, BTC volatility 40%, STRD Macaulay duration 6.8 years. BTC Rating, BTC Floor Price, BTC Credit, BTC Risk and BTC Floor ARR are supplemental illustrative metrics with substantial limitations. For informational purposes only See Important Disclosures 10

For informational purposes only	See Important Disclosures	10

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 10 | TAX AND PORTFOLIO ROLE Potential tax deferral applies only to distributions actually paid Strategy currently expects preferred distributions to be return of capital for U.S. federal income-tax purposes to the extent of basis. Because STRD is non-cumulative, an omitted dividend produces neither cash nor basis reduction. ILLUSTRATIVE 1,000-SHARE EXAMPLE RETURN OF CAPITAL IS CONDITIONAL ON PAYMENT Purchase price $66.00 Current deferral. A paid distribution classified as return of capital generally reduces basis rather than creating current U.S. federal dividend Initial tax basis $66,000 income. One year distributions if declared $10,000 Omitted quarter. Because STRD is non-cumulative, a quarter not Illustrative current taxable dividend* $0 declared creates no distribution and no related basis reduction. Year-end adjusted basis* $56,000 Deferred tax is preserved. Lower basis generally creates a larger gain when the shares are sold or redeemed. *Assumes all four quarterly dividends are declared, paid and classified as return of capital, and the holder has sufficient basis. An omitted dividend produces neither cash nor basis Basis floor. After basis reaches zero, further return-of-capital reduction. This is not a tax opinion. distributions are generally taxable as capital gain under current rules. Treatment can change. Earnings and profits, discount issuance, fast-pay rules, withholding and investor circumstances may alter the result. PORTFOLIO ROLE STRD MAY BE RELEVANT TO INVESTORS SEEKING STRD IS NOT DESIGNED TO PROVIDE • The highest indicated yield in Strategy Digital Credit • Cumulative dividend protection • Quarterly cash-only distributions when declared • Guaranteed quarterly income • A discounted junior preferred position • A maturity date or general $100 put • Nasdaq tradability • A senior preferred position • Potential return-of-capital deferral • A security interest in bitcoin • Exposure to Strategy enterprise credit • Low short-term price volatility Tax advice is investor-specific Prospective investors should review the applicable STRD tax disclosure and consult their own advisers regarding return of capital, basis reduction, discount issuance, fast-pay rules, holding period, capital-gain treatment, withholding and account type. Source: Strategy Q2 2026 materials and applicable STRD prospectus tax disclosure. Strategy has expressed an expectation, not a guarantee, regarding future return-of-capital characterization. For informational purposes only See Important Disclosures 11

For informational purposes only	See Important Disclosures	11

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 11 | RISK FRAMEWORK The principal risks an investor should underwrite The 15.15% indicated yield compensates investors for non-cumulative dividend discretion, junior priority, perpetual duration, issuer and bitcoin exposure, and market volatility. RISK WHY IT MATTERS The Board may omit a dividend for any reason, even if funds are legally Non-cumulative dividend discretion available. The missed amount is permanently lost and does not accrue interest or trigger a later obligation. Debt documents and senior preferred terms can prohibit STRD payment. Every Senior dividend blockers other current Strategy preferred series ranks ahead of STRD. Debt and subsidiary liabilities rank ahead of STRD. In stress or liquidation, Subordination and structural priority senior claims could materially reduce or eliminate recovery. STRD has no maturity. Higher market yields, inflation expectations or credit Perpetual duration and rates spreads can reduce its price, potentially for extended periods. Strategy’s bitcoin supports enterprise value but is not pledged to STRD. No bitcoin collateral Holdings can be sold or decline in value; holders have no direct claim on specific bitcoin. Reserve, repurchase and BTC monetization policies may change. They create no Capital-framework execution risk contractual dividend, reserve, buyback or BTC-retention covenant for STRD. Nasdaq listing and current trading volume do not assure liquidity at a desired Market price and liquidity price. STRD trades at a deep discount and has experienced meaningful volatility and negative trailing returns. Issuer redemption is limited and not a general holder right. The liquidation Redemption and liquidation-preference complexity preference may adjust under a formula, and undeclared dividends are excluded from redemption and liquidation amounts. The holder put is subject to legally available funds and detailed exceptions. Fundamental-change funding limitation Insufficient funds may lead to pro rata payment. Return-of-capital treatment may differ by period or investor and can create Tax uncertainty future gain through basis reduction. Discount issuance, fast-pay rules and withholding can create additional complexity. The 3.2x BTC Rating, ~$20.6K BTC Floor Price, 169 bps BTC Credit, 10.96% BTC Illustrative credit-metric limitations Risk and -10.2% BTC Floor ARR are management-defined and assumption-sensitive, not agency ratings, collateral tests or recovery estimates. Investors are exposed to Strategy’s software business, governance, litigation, Broader company risks cybersecurity, custody, regulatory, accounting and capital-markets risks described in SEC filings. Prior to making an investment decision, investors should review the prospectus and Certificate of Designations; confirm current price, indicated yield and the latest dividend declaration; examine senior dividend status, capital stack, holdings and USD Reserve; assess BTC sensitivity and duration; understand that omitted dividends are permanently lost; and obtain investment, legal and tax advice. Source: Strategy prospectus, Certificate of Designations, latest Forms 10-K, 10-Q and 8-K, and Strategy dashboard disclosures. This list is not exhaustive. For informational purposes only See Important Disclosures 12

For informational purposes only	See Important Disclosures	12

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 12 | SOURCES AND DISCLOSURES Primary sources and important information This briefing uses public information, including the June 29 Digital Credit Capital Framework and subsequent implementation disclosures. PRIMARY SOURCES SOURCE LINK USED FOR Strategy STRD Metrics Open source Price, yield, return, volume and volatility metrics. Product summary, current notional, calendar and Strategy STRD Information Open source governing-document links. Strategy STRD Dividends Open source Dividend history and expected calendar. Illustrative BTC Rating, BTC Floor, BTC Credit, risk and Strategy Credit Dashboard Open source Macaulay duration. Strategy Notes Open source Definitions and limitations for supplemental metrics. Contractual terms, non-cumulative dividends, priority, STRD Certificate of Designations Open source voting, redemption and put rights. Offering terms, risk factors, tax discussion and cash-only STRD Prospectus Supplement Open source dividend mechanics. STRD Initial Pricing Release Open source Initial $85 price, share count and settlement. USD Reserve policy, repurchase authorizations and BTC Digital Credit Capital Framework Open source monetization. Aug. 10, 2026 Form 8-K and other current issuer Strategy SEC Filings Open source disclosures. Open source Effective-yield, return, liquidity and Strategy Asset Comparables volatility comparisons used on pages 5-6. IMPORTANT DISCLOSURES • This document is for informational and educational purposes only. It is not an offer to sell, a solicitation of an offer to buy, or a recommendation concerning STRD or any other security. Any offering may be made only by means of an effective registration statement, prospectus and applicable supplement. • This summary is qualified in its entirety by the Certificate of Designations, prospectus, Strategy SEC filings and applicable law. If any statement here conflicts with a governing filing, the filing controls. • STRD is a perpetual non-cumulative equity security, not debt, a bank deposit, a money-market instrument, an FDIC-insured product, a U.S. government obligation or a bitcoin-backed secured instrument. STRD is not collateralized by Strategy bitcoin. • Regular dividends are discretionary, non-cumulative and payable solely in cash when declared from legally available funds. An omitted dividend is permanently lost. There is no guarantee of dividends, returns, liquidity, redemption, recovery or future market performance. • BTC Rating, BTC Floor, BTC Credit, BTC Risk, indicated yield, Macaulay duration and similar Strategy metrics are illustrative and subject to significant limitations. None is an agency rating, collateral or solvency test, liquidation analysis, recovery estimate or sufficient basis for investment. • Tax characterization is uncertain and investor-specific. Return-of-capital treatment applies only to distributions actually paid, reduces basis and generally defers rather than eliminates tax. Investors should consult their tax advisers. • The Digital Credit Capital Framework and related objectives are corporate policies or authorizations, not contractual STRD terms. They may change or end; buybacks and BTC sales are not required; no assets of Strategy are pledged to secure STRD payment obligations and reserve assets do not guarantee dividend declarations. • Comparison data are snapshots and use different yield methods. Instruments differ in seniority, Macaulay duration, diversification, liquidity, tax treatment and risk. STRD effective yield assumes all dividends are declared and is not a forecast of total return. For informational purposes only See Important Disclosures 13

For informational purposes only	See Important Disclosures	13

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 13 | GLOSSARY OF DEFINED TERMS Glossary of Defined Terms Effective Yield is the annualized yield on an asset based on its fixed BTC Reserve represents the total number of bitcoin the Company dividend rate or its current dividend rate, as applicable, and the holds as of a specified date multiplied by the current market price of current price of such asset. one bitcoin (or the price of one bitcoin as of the date indicated). It Duration for a convertible bond is the sooner of the stated maturity does not take into account or include the Company’s indebtedness date or the date it may become due upon an exercise of a repurchase or the liquidation value of its perpetual preferred stock. As such, it right at the option of the holder. Duration for a preferred stock is the is not equivalent to “net asset value” or “NAV” or any similar metric Macaulay Duration of such preferred stock. Duration for MSTR is in the traditional financial context. It is not a measure of either the MSTR Duration. net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock Macaulay Duration is the number of years equal to the quotient liquidation preference and other obligations. Moreover, this BTC obtained by dividing the sum of 1 and the Effective Yield of such Reserve metric is not comparable to either net asset value or NAV stock by the Effective Yield of such stock. Stochastic Duration is (a) for a convertible bond, its Duration; and metrics that may be reported by other companies, including ETFs, (b) for a preferred stock, its Macaulay Duration as adjusted for ETPs and mutual funds. Investors should rely on the financial whether it has any of a variable rate, a penalty step-up, a conversion statements and other disclosures contained in the Company’s SEC right, or non-cumulative dividends. filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the BTC Rating is in the case of (a) any of our indebtedness or perpetual Company’s SEC filings. It should be used only by sophisticated preferred securities, the ratio of (i) our BTC Reserve to (ii) the sum investors who understand its limited purpose and many limitations. of the notional values of the instruments being rated and all USD Reserve is a management-designated portion of Strategy’s instruments that are senior to and, if any liabilities share an equal USD liquidity intended to support the payment of dividends on claim to our assets, such instruments with a stated maturity date Strategy’s preferred stock and interest on its outstanding sooner than or that may become due upon an exercise of a indebtedness. repurchase right at the option of the holder sooner than, the liability Net Reserve represents the BTC Reserve; minus the notional being rated; (b) MSTR, the ratio of (i) the sum of the BTC Reserve, amount of the Company’s out-of-the-money convertible notes and less all Debt, less all Pref, plus the USD Reserves, to (ii) MSTR’s other debt-like instruments; minus the notional amount of the Market Cap; and (c) any exchange traded product holding only Company’s outstanding perpetual preferred stock (excluding any in-bitcoin, 1. BTC Rating does not represent a rating from any rating the-money STRK shares); plus the Company’s USD Reserve. For this agency and is not equivalent to a “rating” in the traditional financial purpose, the notional value of any of the Company’s preferred stock context. BTC Rating also does not account for potential cross-that is denominated in a currency other than U.S. dollars is valued defaults under our debt obligations that would result in debt based on prevailing exchange rates as of 12:30 PM New York time obligations with stated maturities later than the liability being rated on the most recent Friday. The notional value of the Company’s becoming due sooner than the liability being rated. This metric is preferred stock may not be equivalent to its liquidation preference presented for illustrative purposes only and should not form the or redemption amount, nor are any accrued and unpaid dividends basis for an investment decision. BTC Risk is the probability of an instrument having a BTC Rating included in this calculation. BTC ARR is an assumed annualized rate of return on bitcoin less than 1 at the end of its Duration. This probability is derived expressed as a percentage. This metric is presented for illustrative from a lognormal distribution modeling of bitcoin’s price, adjusted purposes only, and no prediction as to the price of bitcoin is being for BTC ARR and BTC Volatility assumptions. BTC Risk does not made. represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This BTC Volatility is the assumed standard deviation of annual return metric is presented for illustrative purposes only and should not of bitcoin expressed as a percentage. This metric is presented for form the basis for an investment decision. Actual results may vary illustrative purposes only, and no prediction as to the volatility of materially from these illustrative results. bitcoin is being made. BTC Credit is the credit spread necessary to offset BTC Risk for a BTC Price is the current market price of one bitcoin. given security. It is calculated by annualizing BTC Risk assuming the BTC Floor ARR represents the lowest constant BTC ARR over the same probability each year of the BTC Rating of such security falling weighted average duration of our credit structure that maintains below 1 each year and assuming no recovery. BTC Credit = (–ln(1 – 1.0x coverage of our Net Debt and Pref through our BTC Reserve, BTC Risk) ÷ Duration). This metric is presented for illustrative after funding interest expense and preferred dividends over the purposes only and should not form the basis for an investment period. Below the BTC Floor ARR, Strategy may need to consider decision. restructuring its obligations. BTC Floor is the BTC price at which the BTC Rating = 1.0x. Hist Volatility (30D) is the annualized standard deviation of the Net Debt is the sum of our notional debt outstanding less the USD daily natural log return of an asset measured over the 30 trading Reserve. days. Hist Volatility (1Y) is the annualized standard deviation of the daily natural log return of an asset measured over the last calendar year. 30D Sharpe is a measure used to evaluate the risk-adjusted return of an investment by comparing its excess return over the risk-free rate to its standard deviation. Calculated by annualizing the average of the last 30 trading days’ daily excess returns (daily return minus daily risk-free rate) divided by their standard deviation. Risk-Free Rate is the current 3-month yield on US Treasuries. For informational purposes only See Important Disclosures 14

For informational purposes only	See Important Disclosures	14

STRATEGY | STRD INVESTOR BRIEFING AUGUST 13, 2026 14 | IMPORTANT INFORMATION Important Information (a) Illustrative-metrics preamble The following terms used in this briefing provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters. (b) BTC Rating, BTC Risk and BTC Credit limitations BTC Rating does not represent a rating from any rating agency and is not equivalent to a “rating” in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. These metrics are presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. (c) BTC ARR and BTC Volatility BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made. BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made. (d) Professional advice This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, investment, tax, legal, accounting, or other professional advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own investment, tax, legal and accounting advisors for any such advice. (e) Past performance Past performance is not indicative of future results. Actual results may vary materially. For informational purposes only See Important Disclosures 15

For informational purposes only	See Important Disclosures	15